SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES

NOTE: OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, AND 30.

1. REQUISITION NUMBER: RUIO-26-HS031

2. CONTRACT NUMBER	3. AWARD/EFFECTIVE DATE	4. ORDER NUMBER	5. SOLICITATION NUMBER	6. SOLICITATION ISSUE DATE
70RTAC26D00000003			70RTAC25R00000010	11/06/2025

7. FOR SOLICITATION INFORMATION CALL: a. NAME [redacted] b. TELEPHONE NUMBER *(No collect calls)* [redacted]

8. OFFER DUE DATE/LOCAL TIME: ET

9. ISSUED BY CODE 70RTAC
US DEPARTMENT OF HOMELAND SECURITY
INFO TECH ACQ CENTER(70RTAC)
OPO/Information Technology Acquisition Center
SPRINGFIELD VA 20598

10. THIS ACQUISITION IS ☐ UNRESTRICTED OR ☒ SET ASIDE: 100.00 % FOR:
☒ SMALL BUSINESS
☐ HUBZONE SMALL BUSINESS
☐ SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS (SDVOSB)
☐ WOMEN-OWNED SMALL BUSINESS (WOSB)
☐ ECONOMICALLY DISADVANTAGED WOMEN-OWNED SMALL BUSINESS (EDWOSB)
☐ 8(A)
NORTH AMERICAN INDUSTRY CLASSIFICATION STANDARD (NAICS): 517121
SIZE STANDARD: 1,500

11. DELIVERY FOR FREE ON BOARD (FOB) DESTINATION UNLESS BLOCK IS MARKED ☒ SEE SCHEDULE

12. DISCOUNT TERMS: Net 30

13a. ☐ THIS CONTRACT IS A RATED ORDER UNDER THE DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM - DPAS (15 CFR 700)

13b. RATING

14. METHOD OF SOLICITATION ☐ REQUEST FOR QUOTE (RFQ) ☐ INVITATION FOR BID (IFB) ☐ REQUEST FOR PROPOSAL (RFP)

15. DELIVER TO CODE DHS
Department of Homeland Security
Office of Procurement Operations
Springfield VA 20598

16. ADMINISTERED BY CODE DHS/OPO/ITAC
U.S. Dept. of Homeland Security
Office of Procurement Operations
Information Tech. Acquisition Div.
245 Murray Lane, SW, #0115
Washington DC 20528-0115

17a. CONTRACTOR/OFFEROR CODE MKJGBYTR5MM4 FACILITY CODE
WIDEPOINT INTEGRATED SOLUTIONS CORP
ATTN [redacted]
11250 WAPLES MILL RD
SOUTH TOWER SUITE 210
FAIRFAX VA 22030
TELEPHONE NUMBER [redacted]

18a. PAYMENT WILL BE MADE BY CODE CFO/OFO
InvoiceMGT.Consolidation
ALL INVOICES MUST BE
SUBMITTED ELECTRONICALLY
InvoiceMGT.Consolidation
@ice.dhs.gov

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER

18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	UEI: MKJGBYTR5MM4 a. This is a Department-wide single-award Indefinite Delivery, Indefinite Quantity (IDIQ) Contract for Cellular Wireless Managed Services (CWMS) 3.0. Continued... *(Use Reverse and/or Attach Additional Sheets as Necessary)*				

25. ACCOUNTING AND APPROPRIATION DATA: See schedule

26. TOTAL AWARD AMOUNT *(For Government Use Only)*: $0.00

☐ 27a. SOLICITATION INCORPORATES BY REFERENCE (FEDERAL ACQUISITION REGULATION) FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED

☐ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED

☒ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED

☐ 29. AWARD OF CONTRACT: REFERENCE ______ OFFER DATED ______. YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

30a. SIGNATURE OF OFFEROR/CONTRACTOR
Todd Allen Dzyak
ORC9010000899.ID
Digitally signed by Todd Allen Dzyak
ORC9010000899.ID
Date: 2026.06.24 13:49:51 -04'00'

31a. [redacted]

30b. NAME AND TITLE OF SIGNER *(Type or print)*
[redacted]

30c. DATE SIGNED: 06/24/2026

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	b. The IDIQ Contract will allow for Firm Fixed Price (FFP), Time and Materials, Labor Hour, and hybrid type orders. The type of order will be identified at the order level. c. The minimum guaranteed award amount for this IDIQ contract is [redacted]. The cumulative dollar ceiling value of the resulting single-award IDIQ contract is $3,066,613,353.66. d. The Ordering Period of this IDIQ contract is from June 25, 2026 through June 24, 2027 with nine (9) 12-month optional ordering periods. Attachments: 1. Continuation Pages 2. Statement of Work 3. Price List ___ Period of Performance: 06/25/2026 to 06/24/2027				
0001	CWMS Base Period IDIQ minimum guaranteed amount: $2,500.00. Funding obligation of this item will be made upon contract award. After issuance of the first task order, which satisfies this minimum Continued...				2,500.00

32a. QUANTITY IN COLUMN 21 HAS BEEN
☐ RECEIVED ☐ INSPECTED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED:

32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE
	32g. EMAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT	37. CHECK NUMBER
☐ PARTIAL ☐ FINAL			☐ COMPLETE ☐ PARTIAL ☐ FINAL	

STOCK RECORD (S/R)

38. S/R ACCOUNT NUMBER	39. S/R VOUCHER NUMBER	40. PAID BY

41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT

41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42a. RECEIVED BY *(Print)*
		42b. RECEIVED AT *(Location)*
		42c. DATE RECEIVED *(MM/DD/YYYY)* 42d. TOTAL CONTAINERS

NAME OF OFFEROR OR CONTRACTOR
WIDEPOINT INTEGRATED SOLUTIONS CORP

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	guaranteed amount, the funds will be deobligated. This line item covers the following: CLIN 0001 Core Services CLIN 0002 Mobile Device Management (MDM) Services CLIN 0003A Carrier Services and Hardware CLIN 0003B Licensing CLIN 0004 Labor Accounting Info: NCRI026-000-AM-30-00-00-000-02-11-1300-00-00-00-00 -GE-OE-25-14-419550 Funded: $0.00				
1001	CWMS Option Period One: This line item covers the following: CLIN 1001 Core Services CLIN 1002 Mobile Device Management (MDM) Services CLIN 1003A Carrier Services and Hardware CLIN 1003B Licensing CLIN 1004 Labor Amount: $0.00(Option Line Item) Accounting Info: NCRI026-000-AM-30-00-00-000-02-11-1300-00-00-00-00 -GE-OE-25-14-419550 Funded: $0.00 Accounting Info: Funded: $0.00				0.00
2001	CWMS Option Period Two: This line item covers the following: CLIN 2001 Core Services CLIN 2002 Mobile Device Management (MDM) Services CLIN 2003A Carrier Services and Hardware CLIN 2003B Licensing CLIN 2004 Labor Amount: $0.00(Option Line Item)				0.00

Continued...

NAME OF OFFEROR OR CONTRACTOR
WIDEPOINT INTEGRATED SOLUTIONS CORP

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Accounting Info: Funded: $0.00				
3001	CWMS Option Period Three: This line item covers the following: CLIN 3001 Core Services CLIN 3002 Mobile Device Management (MDM) Services CLIN 3003A Carrier Services and Hardware CLIN 3003B Licensing CLIN 3004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				0.00
4001	CWMS Option Period Four: This line item covers the following: CLIN 4001 Core Services CLIN 4002 Mobile Device Management (MDM) Services CLIN 4003A Carrier Services and Hardware CLIN 4003B Licensing CLIN 4004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				0.00
5001	CWMS Option Period Five: This line item covers the following: CLIN 5001 Core Services CLIN 5002 Mobile Device Management (MDM) Services CLIN 5003A Carrier Services and Hardware CLIN 5003B Licensing CLIN 5004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				0.00
6001	CWMS Option Period Six: This line item covers the following: Continued...				0.00

NAME OF OFFEROR OR CONTRACTOR
WIDEPOINT INTEGRATED SOLUTIONS CORP

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	CLIN 6001 Core Services CLIN 6002 Mobile Device Management (MDM) Services CLIN 6003A Carrier Services and Hardware CLIN 6003B Licensing CLIN 6004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				
7001	CWMS Option Period Seven: This line item covers the following: CLIN 7001 Core Services CLIN 7002 Mobile Device Management (MDM) Services CLIN 7003A Carrier Services and Hardware CLIN 7003B Licensing CLIN 7004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				0.00
8001	CWMS Option Period Eight: This line item covers the following: CLIN 8001 Core Services CLIN 8002 Mobile Device Management (MDM) Services CLIN 8003A Carrier Services and Hardware CLIN 8003B Licensing CLIN 8004 Labor Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00				0.00
9001	CWMS Option Period Nine: This line item covers the following: CLIN 9001 Core Services CLIN 9002 Mobile Device Management (MDM) Services CLIN 9003A Carrier Services and Hardware CLIN 9003B Licensing CLIN 9004 Labor				0.00

Continued...

NAME OF OFFEROR OR CONTRACTOR
WIDEPOINT INTEGRATED SOLUTIONS CORP

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Amount: $0.00(Option Line Item) Accounting Info: Funded: $0.00 The total amount of award: [redacted] The obligation for this award is shown in box 26.				

The Department of Homeland Security (DHS)

Office of the Chief Information Officer (OCIO)

Cellular Wireless Managed Services 3.0

Indefinite-Delivery/ Indefinite-Quantity (IDIQ) Contract

I. IDIQ TERMS AND CONDITIONS

Only the Contracting Officer (CO) for the IDIQ is authorized to change the terms and conditions at the IDIQ level by issuing a modification bilaterally signed by the CO and the Contractor, which is also referred to as the IDIQ Holder.

1.0 IDIQ Contract Period of Performance/Ordering Period

The Period of Performance of this IDIQ contract, which will also be referred to as the Ordering Period, will be a 12-month base ordering period with nine (9) 12-month optional ordering periods. The period of performance dates are as follows:

Base Period:	6/25/2026-6/24/2027
Option Period One:	6/25/2027-6/24/2028
Option Period Two:	6/25/2028-6/24/2029
Option Period Three:	6/25/2029-6/24/2030
Option Period Four:	6/25/2030-6/24/2031
Option Period Five:	6/25/2031-6/24/2032
Option Period Six:	6/25/2032-6/24/2033
Option Period Seven:	6/25/2033-6/24/2034
Option Period Eight:	6/25/2034-6/24/2035
Option Period Nine:	6/25/2035-6/24/2036

Orders may be issued at any time during the IDIQ contract period of performance and may extend for a period of twelve (12) months after the expiration date of the IDIQ contract. The period of performance of each order will be specified at the order level.

2.0 Place of Performance

All Core services will be performed at the contractor's facilities. Optional labor support shall either be onsite or offsite and will be specified at the Order level. The contractor shall recommend and provide sufficient staff to maintain all levels of performance and support.

The place of performance for In-building wireless services shall include DHS facilities within the continental United States.

3.0 Type of Orders

The IDIQ contract will allow for Firm Fixed Price (FFP), Time and Materials (T&M), Labor Hour (LH), and hybrid type orders. The type of order will be identified at the order level.

4.0 Flow Down of Clauses

All clauses on the Contractor's IDIQ contract will flow down to each order.

5.0 No Obligation of Funds

No funding obligation will be made on the IDIQ contract, since each individual order placed against this IDIQ contract will obligate funds. However, funding obligation in the amount of [redacted] is provided as a minimum guaranteed amount covered by this IDIQ contract.

Immediately after the first order is issued against the contract, the funds will be de-obligated by contract modification. This IDIQ contract does not obligate any additional funds.

6.0 Guarantee and Maximum Contract Limitation

Minimum. The minimum guaranteed award amount for this IDIQ contract is [redacted] for only the base period of performance of this contract (inclusive of any fee). Either an option exercise under FAR clause 52.217-9 or an extension under FAR clause 52.217-8 does not re-establish the contract minimum.

(a) Maximum. The cumulative dollar ceiling value of the resulting single award IDIQ contract is $3,066,613,353.66.

(b) The Government has no obligation to issue Orders to the Contractor beyond the amount specified in paragraph (a) of this section.

7.0 IDIQ Ordering Procedures

7.1 IDIQ orders and administration thereof will be performed by duly appointed COs assigned by DHS Headquarters and Components within their warrant authority. The order-level CO shall award and administer orders in accordance with the DHS internal ordering procedures that will be established immediately after the IDIQ award, and the procedures outlined in FAR 16.505(a) Ordering from Single-award IDIQ contract. Task orders are subject to the terms and conditions of the IDIQ contract.

7.2 All costs associated with the preparation of the Contractor's order proposals will be at the Contractor's expense.

7.3 When a requesting office identifies a need that is within the scope of this IDIQ contract, the requesting office's CO and COR shall follow all Headquarters/Component procedures for ordering off a single-award IDIQ contract.

7.4 IDIQ orders may only be issued from the date of the IDIQ contract establishment through the IDIQ contract's expiration date. The maximum period of performance for the order after the expiration date of the IDIQ contract shall be no longer than twelve (12) months.

7.5 Each order issued under this IDIQ contract will include the following information, as applicable:

(1) IDIQ contract number and order number;
(2) Date of the order;

(3) Description of the work to be performed;
(4) The work schedule, period of performance, or required completion date (include the requesting office's typical hours of operation, if applicable);
(5) Place of performance;
(6) Deliverables;
(7) CLIN number and description, quantity, unit price, and extended total;
(8) The firm-fixed-price to complete the requirements or labor-mix table with labor categories and rates identified;
(9) The security requirements;
(10) The payment schedule; and
(11) Accounting and appropriation data.

7.6 Special Requirements for T&M and LH Orders

For each order against this IDIQ contract that is issued on a T&M or LH basis, additional provisions and clauses required for and/or applicable to T&M or LH services will be incorporated by the Component ordering office in its RFP and the resultant task order award.

8.0 Organizational Conflicts of Interest Notice

The Offeror shall be aware that they may be deemed ineligible to participate in task orders by reason of an organizational conflict of interest (OCI) (see FAR 9.5, Organizational and Consultant Conflicts of Interest). The Contractor's eligibility or ineligibility related to the existing or potential OCI to participate in task orders is determined by the task order level CO.

9.0 Termination

Notwithstanding any other provision relating to this IDIQ contract, DHS may terminate the IDIQ contract at any time in accordance with FAR 52.212-4 (l) or (m) Any disputes will be handled in accordance with FAR 52.212-4 (d).

10.0 Invoicing

Invoices shall be prepared in accordance with FAR Clause 52.232-25, Prompt Payment, and 52.232-1, Payments. In addition to invoice preparation as required by the FAR, the Contractor's invoice shall include the following information:

(1) Cover sheet identifying DHS;
(2) Order and Contract Number;
(3) Modification Number, if any;
(4) DUNS Number;
(5) Month services provided
(6) CLIN and Accounting Classifications

The Contractor shall submit the invoice electronically as directed through the subsequent task orders. The contractor shall provide an electronic copy of the invoice to the order level COR for IDIQ expenditure tracking purposes and rate validation.

The Contractor shall prepare and submit a sufficient and procurement regulatory-compliant invoice and receiving report for technical certification of inspection/acceptance of services and approval for payment. The Contractor shall attach back up information to the invoices and receiving reports substantiating all costs for services performed. A written or electronic acceptance by the COR and date of acceptance shall be included as part of the backup documentation. If the invoice is submitted without all required back-up documentation, the invoice shall be rejected. The Government reserves the right to have all invoices and backup documentation reviewed by the CO prior to payment approval.

Additional order invoicing information will be specified at the order level.

11.0 Discounts

11.1 The Contractor is encouraged to provide additional discounts at the order level from its IDIQ established rates for any contract line items (CLINs). The Contractor shall make efforts to have any discounted rates, which are given to DHS Components in future orders and are more advantageous than the IDIQ rates, available for other future Components orders.

11.2. Pricing for carriers' devices and services shall not exceed the commercial rates or GSA Schedule rates. The Contractor is encouraged to make efforts to provide a price discount to offer the best pricing at the order level.

12.0 Travel

The Contractor may be required to travel to support the order requirements. All travel required by the Government, when the travel destination is beyond a 50-mile radius of the Contractor's primary work location (either the assigned DHS onsite facility or the Contractor's corporate office) will be reimbursed to the Contractor in accordance with the Federal Travel Regulations and FAR 31.205-46 The contractor shall be responsible for obtaining advance COR approval (electronic mail is acceptable) for all reimbursable travel in advance of each travel event. The travel requirement will be either in the contiguous United States (CONUS) or outside the contiguous United States (OCONUS).

13.0 Other Direct Cost (ODC) - Other than Travel

Materials and supplies are separate and distinct from those items included in the fixed rate or fixed price portions of the contract or included in the contractor's indirect rates. The contractor shall not charge the Government for materials/supplies that are priced in the fixed rates or fixed price portions of the contract or included in the indirect rates.

14.0 Non-Personal Services

The Government and the Contractor understand and agree that the services delivered by the Contractor to the Government are non-personal services. The parties also recognize and agree that no employer-employee relationship exists or will exist between the Government and the Contractor. The Contractor and the Contractor's employees are not employees of the Federal Government and are not eligible for entitlements and benefits given federal employees.

Contractor personnel under the task order shall not (i) be placed in a position where there is an appearance that they are employed by a Federal Official, or are under the supervision, direction, or evaluation of a Federal Official, or (ii) be placed in a position of command, supervision, administration, or control over Government personnel.

15.0 Qualified Contractor Personnel

The Contractor shall be responsible for employing technically qualified personnel to perform the work specified in the SOW. The Contractor shall maintain the personnel, organization, and administrative control necessary to ensure that the work delivered meets the government's specifications and requirements. Each Contractor employee must possess knowledge and experience directly related to the tasks required to perform under this IDIQ contract.

The Government reserves the right, during the life of this IDIQ contract, to request work histories on any contractor employee for the purposes of verifying compliance with the above requirements; additionally, the Government reserves the right to review and approve resumes of contractor key personnel proposed to be assigned to any Component order. In addition, the contractor shall have the demonstrated ability to reach out to a wide variety of subject matter experts in relevant fields, retain the services, and productively engage them in support of government requirements.

16.0 Identification of Contractor Personnel

The Contractor shall ensure that its employees identify themselves as employees of its respective company while working on DHS contracts. For example, contractor personnel shall introduce themselves in person and in voicemail, and sign attendance logs as employees of their respective companies, and not as DHS employees. The contractor shall ensure that its personnel use the following format signature on all official e-mails generated by DHS computers:

Name
Position or Professional Title
Company Name
Supporting the Component / Component Office of DHS
Phone
Fax
Other contact information as desired

17.0 Security Requirements

The specific security requirements will be defined at the Task Order level. Compliance with the security clauses in this contract is **MANDATORY**.

This IDIQ contract supports orders from Unclassified to TS /SCI access control during the overall period of performance for the IDIQ contract. The maximum-security level for this IDIQ contract is Top Secret/SCI. Contract Security Classification Specification, DD Form 254 will be incorporated at the IDIQ level via a future modification. Components will also need to incorporate a Form DD254 at time

of task order award for security requirements and classification guidance, as applicable.

The Contract awardee must possess a final Top-Secret Facility Clearance at the time of proposal submission.

Note: Interim TS is not accepted by DHS for access to Top Secret information.

All contractor personnel under this IDIQ shall be required to complete DHS Entry on Duty (EOD) and will not be permitted access to DHS facilities, systems and information until EOD status is approved. All EODs will be facilitated at the Task Order level.

The procedures outlined below will be used by the DHS Office of the Chief Security Officer (OCSO), Personnel Security Division (PSD) to process background investigations, EOD determinations, and Fitness determinations, as required, in a timely and efficient manner.

Contractor employees (to include applicants, temporary, part-time and replacement employees) under the contract, requiring access to sensitive information, shall undergo a position-sensitivity analysis based on the duties each individual will perform on the contract. The results of the position sensitivity analysis shall identify the appropriate background investigation to be conducted. All background investigations will be processed through the DHS OCSO/PSD. Prospective contractor employees shall submit the below completed forms to the DHS OCSO/PSD. The Standard Form (SF) 85-P must be completed electronically through the Office of Personnel Management's e-QIP SYSTEM. The SF-85P signature pages and other completed forms must be given to the OCSO/PSD no less than thirty (30) calendar days before the start date of the contract or thirty (30) calendar days prior to the requested entry on duty date, for all contractor employees whether a replacement, addition, subcontractor employee, or vendor:

a. Standard Form (SF) 85-P, "Questionnaire for Public Trust Positions"
    i. SF-85P Certification
    ii. SF-85P Authorization for Release of Information
b. FD Form 258, "Fingerprint Card" (2 copies)
c. DHS Form 11000-6 "Conditional Access To Sensitive But Unclassified Information Non-Disclosure Agreement"
d. DHS Form 11000-9, "Disclosure and Authorization Pertaining to Consumer Reports Pursuant to the Fair Credit Reporting Act"

Only complete packages will be accepted by the DHS OCSO/PSD. Specific instructions on submission of packages will be provided upon award of the contract.

The DHS OCSO/PSD may, as it deems appropriate, authorize and grant a favorable EOD decision based on preliminary checks. A favorable EOD decision allows a contractor employee to commence work temporarily prior to the completion of the full background investigation. The granting of a favorable EOD decision shall not be considered as assurance that a favorable Fitness determination will follow. In addition, a favorable EOD or Fitness determination shall in no way prevent, preclude, or bar DHS from withdrawing or terminating access to government facilities or information, at any time during the term of the contract. No employee of the contractor shall be allowed unescorted access to a Government facility without a favorable EOD or Fitness determination by the DHS OCSO/PSD.

Limited access to Government buildings is allowable without an EOD decision if the contractor is escorted by a Government employee and the purpose of the visit is to attend a limited number of required briefings or non-recurring meetings in order to facilitate the transition of a contract. The intent of this statement is to allow a minimum amount of meeting/transition attendance to prepare for the new contract.

The DHS OCSO/PSD shall be notified of all terminations/resignations within five (5) calendar days of occurrence. The contractor shall return to the COR all DHS issued identification cards and building passes that have either expired or have been collected from terminated employees. If an identification card or building pass is not available to be returned, a report shall be submitted to the COR, referencing the pass or card number, name of individual to whom it was issued and the last known location and disposition of the pass or card.

When sensitive Government information is processed on Department telecommunications and automated information systems, the contractor shall provide for the administrative control of sensitive data being processed. Contractor personnel must have a favorable EOD or Fitness determination by the DHS OCSO/PSD, to access this information. Contractors who fail to comply with Department security policy are subject to having their access to Department IT systems and facilities terminated, whether or not the failure results in criminal prosecution. Any person who improperly discloses sensitive information is subject to criminal and civil penalties and sanctions under a variety of laws (e.g., Privacy Act).

Requests for Exception to U.S. Citizenship Requirement

Special procedures apply for exception to the requirement that persons accessing DHS systems be U.S. citizens. Under normal circumstances, only U.S. citizens are allowed access to DHS systems and networks; but there is a need at times to grant access to foreign nationals. Access for foreign nationals is normally a long-term commitment, and exceptions to citizenship requirements are treated differently from security policy waivers. Exceptions to the U.S. citizenship requirement should be requested by completing a Foreign National Visitor Access Request, DHS Form 11052-1, which is available online or through the DHS Office of the Chief Security Officer (OCSO). Components who have access may file the request via the Foreign National Vetting Management System (FNVMS), a part of the DHS OCSO Integrated Security Management System's (ISMS). For further information regarding the citizenship exception process, contact the DHS OCSO.

This Policy Directive and the DHS 4300A Sensitive Systems Handbook apply to all DHS employees, contractors, detailees, others working on behalf of DHS, and users of DHS information systems that collect, generate, process, store, display, transmit, or receive DHS information unless an approved waiver has been granted. This includes prototypes, telecommunications systems, and all systems in all phases of the Systems Engineering Life Cycle (SELC).

Failure to follow these instructions may delay the completion of background investigations, EOD and Fitness determinations. Note that any delays in this process, which are not caused by the Government, do not relieve a contractor from performing under the terms of the contract. Your POC at the Security Office is: DHS OCSO/PSD Security Customer Service Center Telephone: (202) 447-5010

E-mailbox: officeofsecurity@dhs.gov.

18.0 Contractor Performance Assessment Reporting System (CPARS)

DHS collects vendor performance data in CPARS. CPARS is a web-enabled application that collects and manages the library of automated Contractor Performance Assessment Reports (CPARs). CPARS is for UNCLASSIFIED use only. Classified information is not to be entered into this system. A CPAR assesses a contractor's performance and provides a record, both positive and negative, on a given contractor during a specific period of time. Each assessment is based on objective facts and supported by program and contract management data, such as cost performance reports, customer comments, quality reviews, technical interchange meetings, financial solvency assessments, construction/production management reviews, contractor operations reviews, functional performance evaluations, and earned contract incentives. The contractor shall participate in the DHS CPARS program via the CPARS website at: https://www.cpars.gov.

19.0 Disclosure of Information

19.1 The contractor is reminded that information incorporated into the IDIQ or into an order may be subject to disclosure under the Freedom of Information Act (FOIA). See paragraph (e) of FAR 52.212-1, Instructions to Offerors – Commercial Items, for guidance on marking data submitted as part of a proposal for the IDIQ or for an order.

19.2 Any information made available to the IDIQ Holder by the Government must be used only for the purpose of carrying out the provisions of this IDIQ and all subsequent orders and must not be divulged or made known in any manner to any person except as may be necessary in the performance of the order.

19.3 In performance of this IDIQ, the IDIQ Holder assumes responsibility for protection of the confidentiality of Government records and must ensure that all work performed by its subcontractors shall be under the supervision of the IDIQ Holder or the IDIQ Holder's responsible employees.

19.4 Each officer or employee of the IDIQ Holder or any of its subcontractors to whom any Government record may be made available or disclosed must be notified in writing by the IDIQ Holder that information disclosed to such officer or employee can be used only for a specific purpose and to the extent authorized herein

20.0 Subcontract Arrangements

20.1 It is anticipated that the awarded contractor will be termed "IDIQ Contract Holder" or "IDIQ Contractor" and considered the Prime Contractor. The IDIQ Contract Holder may have subcontractor agreements with other contractors termed "subcontractors" for purposes of meeting the requirements of the IDIQ contract.

20.2 For purposes of the IDIQ contract and order administration, all Government communications, ordering, and scheduling flows through the IDIQ Contract Holder.

Furthermore, all invoices shall be submitted by the IDIQ Contract Holder and all payments will be made to the IDIQ Contract Holder who, in turn, will be responsible for payment to each subcontractor. Any disputes involving the distribution of payment between the IDIQ Contract Holder and subcontractor shall be resolved without any involvement of the Government.

20.3 The IDIQ Contract Holder shall provide the IDIQ CO with a primary and alternate administrative points of contact (POC) after IDIQ contract award. The IDIQ Contract Holder shall notify the DHS IDIQ CO and Contracting Officer's Representative (COR) of any changes in contact information as expeditiously as possible.

20.4 If the addition of a new subcontractor is requested by the IDIQ Contract Holder, the IDIQ Contact Holder shall submit the new teaming arrangement documentation to the IDIQ CO. The IDIQ Contract Holder shall also include the work to be performed by the new partner, and the new partner's responsibilities as it relates to the services and tasks in the IDIQ contract SOW. The IDIQ CO will review the request for a new subcontractor and either approve the request or provide rationale for denying the request.

21.0 IDIQ Contract Prices and Price Adjustments

21.1 The discount pricing established at the IDIQ level shall be maintained throughout the life of the IDIQ, unless a price adjustment is justified and incorporated by the IDIQ CO.

21.2 The order level CO may seek additional discounts or price reductions from the IDIQ pricing when issuing a task order.

21.3 For any price increase or decreases made to the carrier's GSA Schedule contract, if affecting the established IDIQ contract pricing, the Contractor shall immediately notify the IDIQ contract CO.

21.4 The IDIQ price list may be updated during the term of the IDIQ to add new relevant products or services within the scope of the IDIQ, given the rapidly evolving nature of the cellular wireless field, and to remove products and services that are no longer available. This will require a modification, subject to approval by the CO and COR.

22.0 FAR Clauses

Note: In accordance with Executive Orders (EO) 14173 and 14168 and FAR Class Deviation 25-01, system updates may lag policy updates. The System for Award Management (SAM) may continue to require entities to complete representations based on provisions that are not included in agency solicitations. Examples include 52.222-25, Affirmative Action Compliance, and paragraph (d) of 52.212-3, Offeror Representations and Certifications—Commercial Products and Commercial Services. Additional examples include 52.212-5, Contract Terms and Conditions Required To Implement Statutes or Executive Orders—Commercial Products and Commercial Services, and 52.213-4, Terms and Conditions—Simplified Acquisitions (Other Than Commercial Products and Commercial Services).

In accordance with Executive Orders (EO) 14148 and 14208 and FAR Class Deviation 25-03, System updates may lag policy updates. The System for Award Management (SAM) may continue to require

entities to complete representations based on provisions that are not included in agency solicitations, including 52.223-22, Public Disclosure of Greenhouse Gas Emissions and Reduction Goals—Representation, and paragraph (t) of 52.212-3, Offeror Representations and Certifications—Commercial Products and Commercial Services. Components shall not consider or use these representations. Contracting officers will not consider the following representations when making award decisions or enforce requirements:

• Paragraph (d) and (t) of 52.212-3, Offeror Representations and Certifications—Commercial Products and Commercial Services;

• Paragraphs (b)(33), (b)(34), (e)(1)(ix), and (e)(1)(x) of 52.212-5, Contract Terms and Conditions Required To Implement Statutes or Executive Orders—Commercial Products and Commercial Services; Additionally, per deviation 25-03, in paragraph (b)(46), E.O. 14057 does not apply;

• Paragraphs (e)(1)(ii)(I) and (e)(1)(ii)(J) of Alternate II of 52.212-5, Contract Terms and Conditions Required To Implement Statutes or Executive Orders—Commercial Products and Commercial Services; and

• Paragraphs (a)(1)(vii) and (a)(1)(viii) of 52.213-4, Terms and Conditions—Simplified Acquisitions (Other Than Commercial Products and Commercial Services). Additionally, per deviation 25-03, in paragraph (b)(1)(xvii), E.O. 14057 does not apply.

Entities are not required to, nor are they able to, update their entity registration to remove these representations in SAM.

FAR 52.252-2, Clauses Incorporated by Reference (FEB 1998)

This IDIQ incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make the full text available. Also, the full text of a clause may be accessed electronically at the following web addresses:

http://acquisition.gov/far/index.html

The following clauses are incorporated by reference:

CLAUSE	TITLE	DATE
52.202-1	Definitions	Jun 2020
52.203-12	Limitation on Payments to Influence Certain Federal Transactions	Jun 2020
52.203-17	Contractor Employee Whistleblower Rights	Nov 2023
52.204-2	Security Requirements (FAR Class Deviation 25-23)	Aug 2025
52.204-9	Personal Identity Verification of Contractor Personnel	Jan 2011
52.209-10	Prohibition on Contracting with Inverted Domestic Corporations (FAR Class Deviation 25-27 Rev.2)	Nov 2025
52.212-4	Contract Terms and Conditions – Commercial Items (FAR Class Deviation 25-21 Rev.1)	Aug 2025
52.212-4 Alt 1	Contract Terms and Conditions – Commercial Items (FAR Class	Aug 2025

	Deviation 25-21 Rev.1)	
52.216-32	Task-Order and Delivery-Order Ombudsman	Sept 2019
52.227-14	Rights in Data - General	May 2014
52.227-14 Alt IV	Rights in Data	Dec 2007
52.237-3	Continuity of Services	Jan 1991
52.242-3	Penalties for Unallowable Costs	Dec 2022
52.245-1	Government Property	Sep 2021
52.245-9	Use and Charges	Apr 2012
52.246-25	Limitation of Liability—Services	Feb 1997
52.247-35	F.O.B. Destination, Within Consignee's Premises	Apr 1984
52.251-1	Government Supply Sources	Apr 2012

FAR Clauses Incorporated in Full Text

52.204-23 PROHIBITION ON CONTRACTING FOR HARDWARE, SOFTWARE, AND SERVICES DEVELOPED OR PROVIDED BY KASPERSKY LAB COVERED ENTITIES (DEVIATION 20-05) (JUL 2024)

(a) *Definitions.* As used in this clause-

Kaspersky Lab covered article means any hardware, software, or service that–

(1) Is developed or provided by a Kaspersky Lab covered entity;

(2) Includes any hardware, software, or service developed or provided in whole or in part by a Kaspersky Lab covered entity; or

(3) Contains components using any hardware or software developed in whole or in part by a Kaspersky Lab covered entity.

Kaspersky Lab covered entity means–

(1) Kaspersky Lab;

(2) Any successor entity to Kaspersky Lab, including any change in name, e.g., "Kaspersky";

(3) Any entity that controls, is controlled by, or is under common control with Kaspersky Lab; or

(4) Any entity of which Kaspersky Lab has a majority ownership.

(b) *Prohibition*. Section 1634 of Division A of the National Defense Authorization Act for Fiscal Year 2018 (Pub. L. 115-91) prohibits Government use of any Kaspersky Lab covered article. The Contractor is prohibited from—

(1) Providing any Kaspersky Lab covered article that the Government will use on or after October 1, 2018; and

(2) Using any Kaspersky Lab covered article on or after October 1, 2018, in the development of data or deliverables first produced in the performance of the contract.

(c) *Reporting requirement.*

(1) In the event the Contractor identifies covered article provided to the Government during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report, in writing, via email, to the Contracting Officer, Contracting Officer's Representative, and the Enterprise Security Operations Center (SOC) at NDAA_Incidents@hq.dhs.gov, with required information in the body of the email. In the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Enterprise SOC, Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) and Contracting Officer's Representative(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil.

(2) The Contractor shall report the following information pursuant to paragraph (c)(1) of this

clause:
(i) Within 3 business days from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; brand; model number (Original Equipment Manufacturer (OEM) number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.
(ii) Within 10 business days of submitting the report pursuant to paragraph (c)(1) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of a Kaspersky Lab covered article, any reasons that led to the use or submission of the Kaspersky Lab covered article, and any additional efforts that will be incorporated to prevent future use or submission of Kaspersky Lab covered articles.
(d) *Subcontracts*. The Contractor shall insert the substance of this clause, including this paragraph (d), in all subcontracts, including subcontracts for the acquisition of commercial items.

(End of clause)

52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (DEVIATION 20-05) (DEC 2020)

(a) *Definitions.* As used in this clause-
"Backhaul" means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet).
"Covered foreign country" means The People's Republic of China. "Covered telecommunications equipment or services" means-
(1) Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);
(2) For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);
(3) Telecommunications or video surveillance services provided by such entities or using such equipment; or
(4) Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.
"Critical technology" means-
(1) Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;
(2) Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled-
(i) Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or
(ii) For reasons relating to regional stability or surreptitious listening;

(3) Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);
(4) Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);
(5) Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or
(6) Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of2018 (50 U.S.C. 4817).
"Interconnection arrangements" means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.
"Reasonable inquiry" means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third party audit.
"Roaming" means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.
"Substantial or essential component" means any component necessary for the proper function or performance of a piece of equipment, system, or service.
(b) *Prohibition.*
(1) Section 889(a)(l)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104.
(2) Section 889(a)(l)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract.
(c) *Exceptions.* This clause does not prohibit contractors from providing-
(1) A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or
(2) Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.
(d) *Reporting requirement.*
(1) In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical notified of such by a subcontractor at any tier or by any other source, the Contractor shall

report the information in paragraph (d)(2) of this clause in writing via email to the Contracting Officer, Contracting Officer's Representative, and the Network Operations Security Center (NOSC) at NDAA_Incidents@hq.dhs.gov, with required information in the body of the email. In the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the NOSC, Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) and Contracting Officer's Representative(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.clod.mil.
(2) The Contractor shall report the following information pursuant to paragraph (d)(l) of this clause
(i) Within one business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.
(ii) Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.
(e) *Subcontracts.* The Contractor shall insert the substance of this clause, including this paragraph (e) and excluding paragraph (b)(2), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial items.

(End of clause)

52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders - Commercial Products and Commercial Services (Jan 2025)

(a)The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

(1)52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions).

(2)52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities (Dec 2023) (Section 1634 of Pub. L. 115-91).

(3)52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (Nov 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

(4)52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015).

(5)52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) (31 U.S.C. 3903 and 10 U.S.C. 3801).

(6) 52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).

(7) 52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Public Laws 108-77 and 108-78 (19 U.S.C. 3805 note)).

(b)The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

[*Contracting Officer check as appropriate.*]

_X_ (1)52.203-6, Restrictions on Subcontractor Sales to the Government (Jun 2020), with *Alternate*

I (Nov 2021) (41 U.S.C. 4704 and 10 U.S.C. 4655).

_X_ (2)52.203-13, Contractor Code of Business Ethics and Conduct (Nov 2021) (41 U.S.C. 3509)).

__ (3)52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (Jun 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

_X_ (4)52.203-17, Contractor Employee Whistleblower Rights (Nov 2023) (41 U.S.C. 4712); this clause does not apply to contracts of DoD, NASA, the Coast Guard, or applicable elements of the intelligence community—see FAR 3.900(a).

_X_ (5)52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Jun 2020) (Pub. L. 109-282) (31 U.S.C. 6101 note).

__ (6) [Reserved].

_X_ (7)52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

_X_ (8)52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

__ (9)52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).

__ (10)52.204-28, Federal Acquisition Supply Chain Security Act Orders—Federal Supply Schedules, Governmentwide Acquisition Contracts, and Multi-Agency Contracts. (Dec 2023) (Pub. L. 115–390,title II).

__ (11) (i)52.204-30, Federal Acquisition Supply Chain Security Act Orders—Prohibition. (Dec 2023) (Pub. L.115–390, title II).

__ (ii)Alternate I (Dec 2023) of 52.204-30.

_X_ (12)52.209-6, Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, Proposed for Debarment, or Voluntarily Excluded. (Jan 2025) (31 U.S.C. 6101 note).

__ (13)52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Oct 2018) (41 U.S.C. 2313).

__ (14) [Reserved].

__ (15)52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (Oct 2022) (15 U.S.C. 657a).

__ (16)52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Oct 2022) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

__ (17) [Reserved]

_X_ (18)(i)52.219-6, Notice of Total Small Business Set-Aside (Nov 2020) (15 U.S.C. 644).

__ (ii)Alternate I (Mar 2020) of 52.219-6.

__ (19) (i)52.219-7, Notice of Partial Small Business Set-Aside (Nov 2020) (15 U.S.C. 644).

__ (ii)Alternate I (Mar 2020) of 52.219-7.

__ (20)52.219-8, Utilization of Small Business Concerns (Jan 2025) (15 U.S.C. 637(d)(2) and (3)).

__ (21) (i)52.219-9, Small Business Subcontracting Plan (Jan 2025) (15 U.S.C. 637(d)(4)).

__ (ii)Alternate I (Nov 2016) of 52.219-9.

__ (iii)Alternate II (Nov 2016) of 52.219-9.

__ (iv)Alternate III (Jun 2020) of 52.219-9.

__ (v)Alternate IV (Jan 2025) of 52.219-9.

__ (22) (i)52.219-13, Notice of Set-Aside of Orders (Mar 2020) (15 U.S.C. 644(r)).

__ (ii)Alternate I (Mar 2020) of 52.219-13.

_X_ (23)52.219-14, Limitations on Subcontracting (Oct 2022) (15 U.S.C. 657s).

__ (24)52.219-16, Liquidated Damages—Subcontracting Plan (Sep 2021) (15 U.S.C. 637(d)(4)(F)(i)).

__ (25)52.219-27, Notice of Set-Aside for, or Sole-Source Award to, Service-Disabled Veteran-Owned

Small Business (SDVOSB) Concerns Eligible Under the SDVOSB Program (Feb 2024)

(15 U.S.C. 657f).

_X_ (26)

(i)52.219-28, Postaward Small Business Program Rerepresentation (Jan 2025) (15 U.S.C. 632(a)(2)).

__ (ii)Alternate I (Mar 2020) of 52.219-28.

__ (27)52.219-29, Notice of Set-Aside for, or Sole-Source Award to, Economically Disadvantaged

Women-Owned Small Business Concerns (Oct 2022) (15 U.S.C. 637(m)).

__ (28)52.219-30, Notice of Set-Aside for, or Sole-Source Award to, Women-Owned Small Business

Concerns Eligible Under the Women-Owned Small Business Program (Oct 2022) (15 U.S.C. 637(m)).

__ (29)52.219-32, Orders Issued Directly Under Small Business Reserves (Mar

2020) (15 U.S.C. 644(r)).

__ (30)52.219-33, Nonmanufacturer Rule (Sep 2021) (15 U.S.C. 637(a)(17)).

_X_ (31)52.222-3, Convict Labor (Jun 2003) (E.O.11755).

_X_ (32)52.222-19, Child Labor—Cooperation with Authorities and Remedies (Jan 2025) (E.O.

13126).

___ (33)52.222-21, Prohibition of Segregated Facilities (Apr 2015).

___ (34)

(i)52.222-26, Equal Opportunity (Sep 2016) (E.O.11246).

__ (ii)Alternate I (Feb 1999) of 52.222-26.

_X_ (35)

(i)52.222-35, Equal Opportunity for Veterans (Jun 2020) (38 U.S.C. 4212).

__ (ii)Alternate I (Jul 2014) of 52.222-35.

_X_ (36)

(i)52.222-36, Equal Opportunity for Workers with Disabilities (Jun 2020) (29 U.S.C. 793).

__ (ii)Alternate I (Jul 2014) of 52.222-36.

__ (37)52.222-37, Employment Reports on Veterans (Jun 2020) (38 U.S.C. 4212).

__ (38)52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).

__ (39) (i)52.222-50, Combating Trafficking in Persons (Nov 2021) (22 U.S.C. chapter 78 and E.O. 13627).

__ (ii)Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

_X_ (40)52.222-54, Employment Eligibility Verification (Jan 2025) (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial products or commercial services as prescribed in FAR 22.1803.)

__ (41) (i)52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (May 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off the-shelf items.)

__ (ii)Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__ (42)52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (May 2024) (42 U.S.C. 7671, *et seq.*).

__ (43)52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (May 2024) (42 U.S.C. 7671, *et seq.*).

__ (44)52.223-20, Aerosols (May 2024) (42 U.S.C. 7671, *et seq.*).

__ (45)52.223-21, Foams (May 2024) (42 U.S.C. 7671, *et seq.*).

__ (46)52.223-23, Sustainable Products and Services (May 2024) (E.O. 14057, 7 U.S.C. 8102, 42 U.S.C. 6962, 42 U.S.C. 8259b, and 42 U.S.C. 7671l).

__ (47) (i)52.224-3 Privacy Training (Jan 2017) (5 U.S.C. 552 a).

__ (ii)Alternate I (Jan 2017) of 52.224-3.

__ (48) (i)52.225-1, Buy American-Supplies (Oct 2022) (41 U.S.C. chapter 83).

__ (ii)Alternate I (Oct 2022) of 52.225-1.

__ (49) (i)52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (NOV 2023) (19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, 19 U.S.C.

chapter 29 (sections 4501-4732), Public Law 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43.

__ (ii)Alternate I [Reserved].

__ (iii)Alternate II (Jan 2025) of 52.225-3.

__ (iv)Alternate III (Feb 2024) of 52.225-3.

__ (v)Alternate IV (Oct 2022) of 52.225-3.

__ (50)52.225-5, Trade Agreements (NOV 2023) (19 U.S.C. 2501, *et seq*., 19 U.S.C. 3301 note).

__ (51)52.225-13, Restrictions on Certain Foreign Purchases (Feb 2021) (E.O.'s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

__ (52)52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

__ (53)52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

__ (54)52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).

__ (55)52.226-8, Encouraging Contractor Policies to Ban Text Messaging While Driving (May 2024) (E.O. 13513).

__ (56)52.229-12, Tax on Certain Foreign Procurements (Feb 2021).

__ (57)52.232-29, Terms for Financing of Purchases of Commercial Products and Commercial Services (Nov 2021) (41 U.S.C. 4505, 10 U.S.C. 3805).

__ (58)52.232-30, Installment Payments for Commercial Products and Commercial Services (Nov 2021) (41 U.S.C. 4505, 10 U.S.C. 3805). Management (Oct2018) (31 U.S.C. 3332).

__ (60)52.232-34, Payment by Electronic Funds Transfer-Other than System for Award Management (Jul 2013) (31 U.S.C. 3332).

_X_ (61)52.232-36, Payment by Third Party (May 2014) (31 U.S.C. 3332).

_X_ (62)52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

__ (63)52.240-1, Prohibition on Unmanned Aircraft Systems Manufactured or Assembled by American Security Drone Act-Covered Foreign Entities (Nov 2024) (Sections 1821-1826, Pub. L. 118-31, 41U.S.C. 3901 note prec.).

__ (64)52.242-5, Payments to Small Business Subcontractors (Jan 2017) (15 U.S.C. 637(d)(13)).

__ (65) (i)52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Nov 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631).

__ (ii)Alternate I (Apr 2003) of 52.247-64.

__ (iii)Alternate II (Nov 2021) of 52.247-64.

(c)The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

[*Contracting Officer check as appropriate.*]

__ (1)52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter67).

_X_ (2)52.222-42, Statement of Equivalent Rates for Federal Hires (May 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

__ (3)52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (Aug 2018) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

__ (4)52.222-44, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (May 2014) (29U.S.C.206 and 41 U.S.C. chapter 67).

__ (5)52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

__ (6)52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (May 2014) (41 U.S.C. chapter 67).

(7)52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (Jan 2022).

__ (8)52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2022) (E.O. 13706).

__ (9)52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020)

(42 U.S.C. 1792).

__ (10)52.247-69, Reporting Requirement for U.S.-Flag Air Carriers Regarding Training to Prevent Human Trafficking (Jan 2025) (49 U.S.C. 40118(g)).

(d)*Comptroller General Examination of Record*. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.101, on the date of award of this contract, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph(c)(1), in a subcontract for commercial products or commercial services. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause-

(i)52.203-13, Contractor Code of Business Ethics and Conduct (Nov 2021) (41 U.S.C. 3509).

(ii)52.203-17, Contractor Employee Whistleblower Rights (Nov 2023) (41 U.S.C. 4712).

(iii)52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iv)52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities (Dec 2023) (Section 1634 of Pub. L. 115-91).

Services or Equipment. (Nov 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

(vi)52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).

(vii)

(A)52.204–30, Federal Acquisition Supply Chain Security Act Orders—Prohibition. (Dec 2023) (Pub. L. 115–390, title II).

(B)Alternate I (Dec 2023) of 52.204–30.

(viii)52.219-8, Utilization of Small Business Concerns (Jan 2025) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ix)52.222-21, Prohibition of Segregated Facilities (Apr 2015).

(x)52.222-26, Equal Opportunity (Sep 2016) (E.O.11246).

(xi)52.222-35, Equal Opportunity for Veterans (Jun 2020) (38 U.S.C. 4212).

(xii)52.222-36, Equal Opportunity for Workers with Disabilities (Jun 2020) (29 U.S.C. 793).

(xiii)52.222-37, Employment Reports on Veterans (Jun 2020) (38 U.S.C. 4212).

(xiv)52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xv)52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter 67).

(xvi)

(A)52.222-50, Combating Trafficking in Persons (Nov 2021) (22 U.S.C. chapter 78 and E.O 13627).

(B)Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

(xvii) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

(xviii)52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (May 2014) (41 U.S.C. chapter 67).

(xix)52.222-54, Employment Eligibility Verification (Jan 2025) (E.O. 12989).

(xx)52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (Jan 2022).

(xxi)52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2022) (E.O. 13706).

(xxii)

(A)52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

(B)Alternate I (Jan 2017) of 52.224-3.

(xxiii)52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

(xxiv)52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792). Flow down required in accordance with paragraph (c) of FAR clause 52.226-6.

(xxv)52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) (31U.S.C. 3903 and 10 U.S.C. 3801). Flow down required in accordance with paragraph (c) of 52.232-40.

(xxvi)52.240-1, Prohibition on Unmanned Aircraft Systems Manufactured or Assembled by American Security Drone Act-Covered Foreign Entities (Nov 2024) (Sections 1821-1826, Pub. L. 118-31, 41U.S.C. 3901 note prec.).

(xxvii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Nov 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(3) While not required, the Contractor may include in its subcontracts for commercial products and commercial services a minimal number of additional clauses necessary to satisfy its contractual

obligations.

(End of clause)

52.216-18 Ordering (Aug 2020)

(a)Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from ***June, 2025*** **through** ***June 2035***.

(b)All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c)A delivery order or task order is considered "issued" when—

(1)If sent by mail (includes transmittal by U.S. mail or private delivery service), the Government deposits the order in the mail;
(2)If sent by fax, the Government transmits the order to the Contractor's fax number; or
(3)If sent electronically, the Government either—
(i)Posts a copy of the delivery order or task order to a Government document access system, and notice is sent to the Contractor; or
(ii)Distributes the delivery order or task order via email to the Contractor's email address.

(d)Orders may be issued by methods other than those enumerated in this clause only if authorized in the contract.

(End of clause)

52.216-19 Order Limitations (OCT 1995)

(a) *Minimum order*. When the Government requires supplies or services covered by this contract in an amount of less than $10,000.00, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) *Maximum order*. The Contractor is not obligated to honor-

(1) Any order for a single item in excess of $3,066,613,353.66;

(2) Any order for a combination of items in excess of $3,066,613,353.66; or

(3) A series of orders from the same ordering office within 30 days that together call for quantities exceeding the limitation in paragraph (b)(1) or (2) of this section.

(c) If this is a requirements contract (*i.e.,* includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

(d) Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 30 days after issuance, with written notice stating the Contractor's intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of clause)

52.216-22 Indefinite Quantity (Oct 1995)

(a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum." The Government shall order at least the quantity of supplies or services designated in the Schedule as the "minimum."

(c) Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract

shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period; *provided*, that the Contractor shall not be required to make any deliveries under this contract after November 24, 2036.

(End of clause)

52.217-8 Option to Extend Services (NOV 1999)

The Government may require continued performance of any services within the limits and at the 5rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within **seven (7) days before contract expiration**.

(End of Clause)

52.217-9 Option to Extend the term of the Contract (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within seven (7) days before IDIQ contract expiration; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least fourteen (14) days before IDIQ contract expiration. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 10 years.

FAR 52.219-14 Limitations on Subcontracting (OCT 2021) (DEVIATION 22-02)

(a) This clause does not apply to the unrestricted portion of a partial set-aside.

(b) *Definition. Similarly situated entity*, as used in this clause, means a first-tier subcontractor, including an independent contractor, that—

(1) Has the same small business program status as that which qualified the prime contractor for the award (e.g., for a small business set-aside contract, any small business concern, without regard to its socioeconomic status); and

(2) Is considered small for the size standard under the North American Industry Classification System (NAICS) code the prime contractor assigned to the subcontract.

(c) *Applicability*. This clause applies only to—

(1) Contracts that have been set aside for any of the small business concerns identified in 19.000(a)(3);

(2) Part or parts of a multiple-award contract that have been set aside for any of the small business concerns identified in 19.000(a)(3);

(3) Contracts that have been awarded on a sole-source basis in accordance with subparts 19.8, 19.13, 19.14, and 19.15(4) Orders expected to exceed the simplified acquisition threshold and that are—

Set aside for small business concerns under multiple-award contracts, as described in 8.405-5 and 16.505(b)(2)(i)(F); or

(ii) Issued directly to small business concerns under multiple-award contracts as described in 19.504(c)(1)(ii);

(5) Orders, regardless of dollar value, that are set aside in accordance with subparts 19.8, 19.13, 19.14, or 19.15 under multiple award contracts, as described in 8.405-5 and 16.505(b)(2)(i)(F); or

(ii) Issued directly to concerns that qualify for the programs described in subparts 19.8, 19.13, 19.14, or 19.15 under multiple-award contracts, as described in 19.504(c)(1)(ii); and

(6) Contracts using the HUBZone price evaluation preference to award to a HUBZone small business concern unless the concern waived the evaluation preference.

(d) *Independent contractors.* An independent contractor shall be considered a subcontractor.

Limitations on subcontracting. By submission of an offer and execution of a contract, the Contractor agrees to the following requirements in the performance of a contract assigned a North American Industry Classification System (NAICS) code applicable to this contract:

(1) *Services (except construction)*. It will not pay more than 50 percent of the amount paid by the Government for contract performance, excluding certain other direct costs and certain work performed outside the United States (see paragraph (e)(1)(i)),, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor's 50 percent subcontract amount that cannot be exceeded. When a contract includes both services and supplies, the 50 percent limitation shall apply only to the service portion of the contract.

(i) The following services may be excluded from the 50 percent limitation:

(A) Other direct costs, to the extent they are not the principal purpose of the acquisition and small business concerns do not provide the service. Examples include airline travel, work performed by a transportation or disposal entity under a contract assigned the environmental remediation NAICS code (562910), cloud computing services, or mass media purchases.

(B) Work performed outside the United States on awards made pursuant to the

Foreign Assistance Act of 1961,

(2) *Supplies (other than procurement from a nonmanufacturer of such supplies)*. It will not pay more than 50 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor's 50 percent subcontract amount that cannot be exceeded. When a contract includes both supplies and services, the 50 percent limitation shall apply only to the supply portion of the contract.

(3) *General construction*. It will not pay more than 85 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor's 85 percent subcontract amount that cannot be exceeded.

(4) *Construction by special trade contractors*. It will not pay more than 75 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor's 75 percent subcontract amount that cannot be exceeded.

(f) The Contractor shall comply with the limitations on subcontracting as follows:

(1) For contracts, in accordance with paragraphs (c)(1), (2), (3) and (6) of this clause – [*Contracting Officer check as appropriate.*]

_X_ By the end of the base term of the contract and then by the end of each subsequent option period; or

__ By the end of the performance period for each order issued under the contract.

(2) For orders, in accordance with paragraphs (c)(4) and (5) of this clause, by the end of the performance period for the order.

(g) A joint venture agrees that, in the performance of the contract, the applicable percentage specified in paragraph (e) of this clause will be performed by the aggregate of the joint venture participants.

(End of clause)

52.219-28 Postaward Small Business Program Rerepresentation

(a)*Definitions*. As used in this clause—

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern—

(1)Means a concern, including its affiliates, that is independently owned and operated, not dominant in its field of operation, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (d) of this clause.

(2)*Affiliates*, as used in this definition, means business concerns, one of whom directly or indirectly controls or has the power to control the others, or a third party or parties control or have the power to control the others. In determining whether affiliation exists, consideration is given to all appropriate factors including common ownership, common management, and contractual relationships. SBA determines affiliation based on the factors set forth at 13 CFR 121.103.

(b)If the Contractor represented that it was any of the small business concerns identified in 19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon occurrence of any of the following:

(1)Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2)Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3)For long-term contracts-

(i)Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c)If the Contractor represented its status as any of the small business concerns identified at 19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, for the NAICS code assigned to an order (except that paragraphs (c)(1) through (3) of this clause do not apply to an order issued under a Federal Supply Schedule contract at subpart 8.4)—

(1)Set aside exclusively for a small business concern identified at 19.000(a)(3) that is issued under an unrestricted multiple-award contract, unless the order is issued under the reserved portion of an unrestricted multiple-award contract (e.g., an order set aside for a woman-owned small business under a multiple-award contract that is not set-aside, unless the order is issued under the reserved portion of the multiple-award contract);

(2)Issued under a multiple-award contract set aside for small businesses that is further set aside for a specific socioeconomic category that differs from the underlying multiple-award contract (e.g., an order set aside for a HUBZone small business concern under a multiple-award contract that is set aside for small businesses);

(3)Issued under the part of the multiple-award contract that is set aside for small businesses that is further set aside for a specific socioeconomic category that differs from the underlying set-aside part of

the multiple-award contract (e.g., an order set aside for a WOSB concern under the part of the multiple-award contract that is partially set aside for small businesses); and

(4)When the Contracting Officer explicitly requires it for an order issued under a multiple-award contract, including for an order issued under a Federal Supply Schedule contract (see 8.405-5(b) and 19.301-2(b)(2)).

(d)The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code(s) assigned to this contract. The small business size standard corresponding to this NAICS code(s) can be found at https://www.sba.gov/document/support--table-size-standards.

(e)The small business size standard for a Contractor providing an end item that it does not manufacture, process, or produce itself, for a contract other than a construction or service contract, is 500 employees, or 150 employees for information technology value-added resellers under NAICS code 541519, if the acquisition—

(1)Was set aside for small business and has a value above the simplified acquisition threshold;

(2)Used the HUBZone price evaluation preference regardless of dollar value, unless the Contractor waived the price evaluation preference; or

(3)Was an 8(a), HUBZone, service-disabled veteran-owned, economically disadvantaged women-owned, or women-owned small business set-aside or sole-source award regardless of dollar value.

(f)Except as provided in paragraph (h) of this clause, the Contractor shall make the representation(s) required by paragraphs (b) and (c) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting officer in writing within the timeframes specified in paragraph (b) of this clause, or with its offer for an order, (see paragraph (c) of this clause), that the data have been validated or updated, and provide the date of the validation or update.

(g)If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (f) or (h) of this clause.

(h)If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

(1)The Contractor represents that it □ is, □ is not a small business concern under *NAICS Code* _____ assigned to *contract number* _____.

(2)[*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.*] The Contractor represents that it □ is, □ is not, a small disadvantaged business concern as defined in 13 CFR 124.1001.

(3)[*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1)of this clause.*] The Contractor represents that it □ is, □ is not a women-owned small business concern.

()Women-owned small business (WOSB) joint venture eligible under the WOSB Program. The Contractor represents that it □ is, □ is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through (c). [*The Contractor shall enter the name and unique entity identifier of each party to the joint venture:* __.]

(5)Economically disadvantaged women-owned small business (EDWOSB) joint venture. The Contractor represents that it □ is, □ is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through (c). [*The Contractor shall enter the name and unique entity identifier of each party to the joint venture:* __ .]

(6)[*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1)of this clause.*] The Contractor represents that it □ is, □ is not a veteran-owned small business concern.

(7)[*Complete only if the Contractor represented itself as a veteran-owned small business concern in paragraph (h)(6) of this clause.*] The Contractor represents that it □ is, □ is not a service-disabled veteran-owned small business concern.

(8)*Service-disabled veteran-owned small business (SDVOSB) joint venture eligible under the SDVOSB Program*. The Contractor represents that it □ is, □ is not an SDVOSB joint venture eligible under the SDVOSB Program that complies with the requirements of 13 CFR 128.402. [*The Contractor shall enter the name and unique entity identifier of each party to the joint venture:* __.]

(9)[*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1)of this clause.*] The Contractor represents that—

(i)It □ is, □ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and

(ii)It □ is, □ is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (h)(8)(i) of this clause is accurate for each HUBZone small

business concern participating in the HUBZone joint venture. [*The Contractor shall enter the names*

of each of the HUBZone small business concerns participating in the HUBZone joint venture: _____.] Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy of the HUBZone representation. [*Contractor to sign and date and insert authorized signer's name and title.*____________________________]

(End of clause)

52.222-19 Child Labor—Cooperation with Authorities and Remedies. ((JAN 2025)

(a) Applicability. This clause does not apply to the extent that the Contractor is supplying end products mined, produced, or manufactured in—

(1) Israel, and the anticipated value of the acquisition is $50,000 or more;

(2) Mexico, and the anticipated value of the acquisition is $ $102,280 or more; or

Armenia, Aruba, Australia, Austria, Belgium, Bulgaria, Canada, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Italy, Japan, Korea, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Montenegro, Netherlands, New Zealand, North Macedonia, Norway, Poland, Portugal, Romania, Singapore, Slovak Republic, Slovenia, Spain, Sweden, Switzerland, Taiwan, Ukraine, or the United Kingdom and the anticipated value of the acquisition is $174,000 or more.

(b) Cooperation with Authorities. To enforce the laws prohibiting the manufacture or importation of products mined, produced, or manufactured by forced or indentured child labor, authorized officials may need to conduct investigations to determine whether forced or indentured child labor was used to mine, produce, or manufacture any product furnished under this contract. If the solicitation includes the provision 52.222-18, Certification Regarding Knowledge of Child Labor for Listed End Products, or the equivalent at 52.212-3(i),, the Contractor agrees to cooperate fully with authorized officials of the contracting agency, the Department of the Treasury, or the Department of Justice by providing reasonable access to records, documents, persons, or premises upon reasonable request by the authorized officials.

(c) Violations. The Government may impose remedies set forth in paragraph (d) for the following violations:

(1) The Contractor has submitted a false certification regarding knowledge of the use of forced or indentured child labor for listed end products.

(2) The Contractor has failed to cooperate, if required, in accordance with paragraph (b) of this clause, with an investigation of the use of forced or indentured child labor by an Inspector General, Attorney General, or the Secretary of the Treasury.

(3) The Contractor uses forced or indentured child labor in its mining, production, or manufacturing processes.

(4) The Contractor has furnished under the contract end products or components that have been mined, produced, or manufactured wholly or in part by forced or indentured child labor. (The Government will not pursue remedies at paragraph (d)(2) or paragraph (d)(3) of this clause unless sufficient evidence indicates that the Contractor knew of the violation.)

(d) Remedies.
(1) The Contracting Officer may terminate the contract.

(2) The suspending official may suspend the Contractor in accordance with procedures in FAR Subpart 9.4.

(3) The debarring official may debar the Contractor for a period not to exceed 3 years in accordance with the procedures in FAR Subpart 9.4.

(End of clause)

FAR 52.224-3 Privacy Training – Alternate I (DEVIATION 17-03) (July 2023)

(a) *Definition.* As used in this clause, personally identifiable information means information that can be used to distinguish or trace an individual's identity, either alone or when combined with other information that is linked or linkable to a specific individual. (See Office of Management and Budget (OMB) Circular A–130, Managing Federal Information as a Strategic Resource).

(b) The Contractor shall ensure that initial privacy training, and annual privacy training, thereafter, is completed by contractor employees who—

(1) Have access to a system of records;

(2) Create, collect, use, process, store, maintain, disseminate, disclose, dispose, or otherwise handle personally identifiable information on behalf of an agency; or

(3) Design, develop, maintain, or operate a system of records (see also FAR subpart 24.1 and 39.105).

(c) The contracting agency will provide initial privacy training, and annual privacy training thereafter, to Contractor employees for the duration of this contract. Contractor employees shall satisfy this requirement by completing *Privacy at DHS: Protecting Personal Information* accessible at *http://www.dhs.gov/dhs-security-and-training-requirements-contractors*. Training shall be completed within 30 days of contract award and be completed on an annual basis thereafter not later than October 31st of each year.

(d) The Contractor shall maintain and, upon request, provide documentation of completion of privacy training to the Contracting Officer.

(e) The Contractor shall not allow any employee access to a system of records, or permit any employee to create, collect, use, process, store, maintain, disseminate, disclose, dispose or otherwise handle personally identifiable information, or to design, develop, maintain, or operate a system of records unless the employee has completed privacy training, as required by this clause.

(f) The substance of this clause, including this paragraph (f), shall be included in all subcontracts under this contract, when subcontractor employees will—

(1) Have access to a system of records;

(2) Create, collect, use, process, store, maintain, disseminate, disclose, dispose, or otherwise handle personally identifiable information; or

(3) Design, develop, maintain, or operate a system of records.

(End of clause)

52.244-2 Subcontracts (JUN 2020)

(a) *Definitions*. As used in this clause-

"Approved purchasing system" means a Contractor's purchasing system that has been reviewed and approved in accordance with part 44 of the Federal Acquisition Regulation (FAR).

"Consent to subcontract" means the Contracting Officer's written consent for the Contractor to enter into a particular subcontract.

Subcontract means any contract, as defined in FAR subpart 2.1, entered into by a

subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that-

(1) Is of the cost-reimbursement, time-and-materials, or labor-hour type; or

(2) Is fixed-price and exceeds-

(i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract; or

(ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer's written consent before placing the following subcontracts:

____
____
____

(e)

(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:

(i) A description of the supplies or services to be subcontracted.

(ii) Identification of the type of subcontract to be used.

(iii) Identification of the proposed subcontractor.

(iv) The proposed subcontract price.

(v) The subcontractor's current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.

(vi) The subcontractor's Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(vii) A negotiation memorandum reflecting-

(A) The principal elements of the subcontract price negotiations;

(B) The most significant considerations controlling establishment of initial or revised prices;

(C) The reason certified cost or pricing data were or were not required;

(D) The extent, if any, to which the Contractor did not rely on the subcontractor's certified cost or pricing data in determining the price objective and in negotiating the final price;

(E) The extent to which it was recognized in the negotiation that the subcontractor's certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F) The reasons for any significant difference between the Contractor's price objective and the price negotiated; and

(G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor's purchasing system shall constitute a determination-

(1) Of the acceptability of any subcontract terms or conditions;

(2) Of the allowability of any cost under this contract; or

(3) To relieve the Contractor of any responsibility for performing this contract.

(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i).

(h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this

contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i) The Government reserves the right to review the Contractor's purchasing system as set forth in FAR subpart 44.3.

(j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations

____
____
____

(End of clause)

FAR 52.240-92 Security Requirements (AUG 2025) (DEVIATION 25-23) (effective November 3, 2025)

(a) This clause applies to the extent that this contract involves access to information classified Confidential, Secret, or Top Secret.
(b) The Contractor shall comply with—
(1) The Security Agreement (DD Form 441), including the National Industrial Security Program Operating Manual (32 CFR part 117); and
(2) Any revisions to that manual, notice of which has been furnished to the Contractor.
(c) If, after the date of this contract, the security classification or security requirements under this contract are changed by the Government and if the changes cause an increase or decrease in security costs or otherwise affect any other term or condition of this contract, the contract must be subject to an equitable adjustment as if the changes were directed under the Changes clause of this contract
(d) The Contractor agrees to insert terms that conform substantially to the language of this clause, including this paragraph (d) but excluding any reference to the Changes clause of this contract, in all subcontracts under this contract that involve access to classified information.
(e) A subcontractor requiring access to classified information under a contract shall be identified with a CAGE code on the DD Form 254. The Contractor shall require a subcontractor requiring access to classified information to provide its CAGE code with its name and location address or otherwise include it prominently in the proposal. Each location of subcontractor performance listed on the DD Form 254 is required to reflect a corresponding unique CAGE code for each listed location unless the work is being performed at a Government facility, in which case the agency location code shall be used. The CAGE code must be for that name and location address. Insert the word "CAGE" before the number. The CAGE code is required prior to award. The contractor shall ensure that subcontractors maintain their CAGE code(s) throughout the life of the contract.

(End of clause)

FAR 52.244-6 Subcontracts for Commercial Products and Commercial Services ((JAN 2025) (DEVIATION FEB 2025)

(a) *Definitions.* As used in this clause—

Commercial product, commercial service and *commercially available off-the-shelf item* have the meanings contained in Federal Acquisition Regulation (FAR) 2.101.

Subcontract includes a transfer of commercial products or commercial services between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial products, commercial services, or non-developmental items as components of items to be supplied under this contract.

(c) (1) The Contractor shall insert the following clauses in subcontracts for commercial products or commercial services:

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (NOV 2021) (41 U.S.C. 3509), if the subcontract exceeds the threshold specified in FAR 3.1004(a) on the date of subcontract award, and has a performance period of more than 120 days. In altering this clause to identify the appropriate parties, all disclosures of violation of the civil False Claims Act or of Federal criminal law shall be directed to the agency Office of the Inspector General, with a copy to the Contracting Officer.

(ii) 52.203-15, Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5), if the subcontract is funded under the Recovery Act.
(iii) 52.203-17, Contractor Employee Whistleblower Rights (NOV 2023) (41 U.S.C. 4712); this clause does not apply to contracts of DoD, NASA, the Coast Guard, or applicable elements of the intelligence community—see FAR 3.900(a).

(iv) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017).

(v) 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (NOV 2021) , other than subcontracts for commercially available off-the-shelf items, if flow down is required in accordance with paragraph (c) of FAR clause 52.204-21.

(vi) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities (DEC 2023) (Section 1634 of Pub. L. 115-91).

(vii) 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

(viii) 52.204-27, Prohibition on a ByteDance Covered Application (JUN 2023) (Section 102 of Division R of Pub. L. 117-328).

(ix) (A) 52.204-30, Federal Acquisition Supply Chain Security Act Orders—Prohibition. (DEC 2023) (Pub. L. 115–390, title II).

(B) Alternate I (DEC 2023) of 52.204-30.

(x) 52.219-8, Utilization of Small Business Concerns (JAN 2025) (15 U.S.C.637(d)(2) and (3)), if the subcontract offers further subcontracting opportunities. If the subcontract (except subcontracts to small

business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(xi) **Reserved.**

(xii) **Reserved.**

(xiii) 52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C.4212(a));

(xiv) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020)(29 U.S.C.793).

(xv) 52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C.4212).

(xvi) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010)

(E.O. 13496), if flow down is required in accordance with paragraph (f) of FAR clause 52.222-40.

(xvii) (A) 52.222-50, Combating Trafficking in Persons (NOV 2021) (22 U.S.C. chapter 78 and E.O. 13627).

(B) Alternate I (MAR 2015) of 52.222-50(22 U.S.C. chapter 78 and E.O. 13627).

(xviii) 52.222-55, Minimum Wages for Contractor Workers under Executive Order 14026 (JAN 2022), if flow down is required in accordance with paragraph (k) of FAR clause 52.222-55.

(xix) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706), if flow down is required in accordance with paragraph (m) of FAR clause 52.222-62.

(xx) (A) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a) if flow down is required in accordance with 52.224-3(f).

(B) Alternate I (JAN 2017) of 52.224-3, if flow down is required in accordance with 52.224-3(f) and the agency specifies that only its agency-provided training is acceptable).

(xxi) 52.225-26, Contractors Performing Private Security Functions Outside the United States (OCT 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

(xxii) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (MAR 2023) , if flow down is required in accordance with paragraph (c) of FAR clause 52.232-40.

(xxiii) 52.240-1, Prohibition on Unmanned Aircraft Systems Manufactured or Assembled by American Security Drone Act-Covered Foreign Entities (NOV 2024) (Sections 1821-1826, Pub. L. 118-31, 41 U.S.C. 3901 note prec.).

(xxiv) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (NOV 2021) (46

U.S.C. 55305 and 10 U.S.C.2631), if flow down is required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may flow down to subcontracts for commercial products or commercial services a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

(End of clause)

(End of clause)

23.0 Homeland Security Acquisition Regulation (HSAR) Clauses

This IDIQ incorporates one or more HSAR clauses by reference, with the same force and effect as if they were given in full text. Upon request, the CO will make the full text available. Also, the full text of a clause may be accessed electronically at the following web addresses:

https://www.dhs.gov/publication/hsar

The following clauses are incorporated by reference:

CLAUSE	TITLE	DATE
3052.222-70	Strikes or Picketing Affecting Timely Completion of the Contract Work	DEC 2003
3052.222-71	Strikes or Picketing Affecting Access to a DHS Facility	DEC 2003
3052.228-70	Insurance	DEC 2003

3052.212-70 Contract Terms and Conditions Applicable to DHS Acquisition of Commercial Items(JUL 2023)

The Contractor agrees to comply with any provision or clause that is incorporated herein by reference to implement agency policy applicable to acquisition of commercial items or components. The provision or clause in effect based on the applicable regulation cited on the date the solicitation is issued applies unless otherwise stated herein. The following provisions and clauses are incorporated by reference:

(a) *Provisions.*

____ 3052.216-70 Evaluation of Offers Subject to An Economic Price Adjustment Clause.
____ 3052.219-72 Evaluation of Prime Contractor Participation in the DHS Mentor Protégé Program.
____ 3052.247-70 F.o.B. Origin Information.
____ Alternate I
____ Alternate II

____ 3052.247-71 F.o.B. Origin Only.
____ 3052.247-72 F.o.B. Destination Only.

(b) *Clauses.*

_X___ 3052.203-70 Instructions for Contractor Disclosure of Violations.
_X___ 3052.204-71 Contractor Employee Access.
_X___ Alternate I
____ Alternate II
_X__ 3052.204-72 Safeguarding of Controlled Unclassified Information.
_X___Alternate I
_X___3052.204-73 Notification and Credit Monitoring Requirements for Personally Identifiable Information Incidents.
_X_ 3052.205-70 Advertisement, Publicizing Awards, and Releases.
____ Alternate I
____ 3052.209-72 Organizational Conflicts of Interest.
____ 3052.209-73 Limitation on Future Contracting.
____ 3052.215-70 Key Personnel or Facilities.
____ 3052.216-71 Determination of Award Fee.
____ 3052.216-72 Performance Evaluation Plan.
____ 3052.216-73 Distribution of Award Fee.
____ 3052.217-91 Performance. (USCG)
____ 3052.217-92 Inspection and Manner of Doing Work. (USCG)
____ 3052.217.93 Subcontracts. (USCG)
____ 3052.217.94 Lay Days. (USCG)
____ 3052.217-95 Liability and Insurance. (USCG)
____ 3052.217-96 Title. (USCG)
____ 3052.217.97 Discharge of Liens. (USCG)
____ 3052.217-98 Delays. (USCG)
____ 3052.217-99 Department of Labor Safety and Health Regulations for Ship Repair. (USCG)
____ 3052.217-100 Guarantee. (USCG)
____ 3052.219-71 DHS Mentor Protégé Program.
____ 3052.228-70 Insurance.
____ 3052.228-90 Notification of Miller Act Payment Bond Protection. (USCG)
____ 3052.228-91 Loss of or Damage to Leased Aircraft. (USCG)
____ 3052.228.92 Fair Market Value of Aircraft. (USCG)
____ 3052.228-93 Risk and Indemnities. (USCG)
____ 3052.236-70 Special Provisions for Work at Operating Airports.
_X__ 3052.242-72 Contracting Officer's Representative.
____ HSAR 3052.249-90 Contract Termination (USCG).

(End of clause)

HSAR 3052.209-73 Limitation of future contracting (JUN 2006)

(a) The Contracting Officer has determined that this acquisition may give rise to a potential organizational conflict of interest. Accordingly, the attention of prospective offerors is invited to FAR Subpart 9.5--Organizational Conflicts of Interest.

(b) The nature of this conflict is [Applicable at the task order level, as appropriate].

(c) The restrictions upon future contracting are as follows:

(1) If the Contractor, under the terms of this contract, or through the performance of tasks pursuant to this contract, is required to develop specifications or statements of work that are to be incorporated into a solicitation, the Contractor shall be ineligible to perform the work described in that solicitation as a prime or first-tier subcontractor under an ensuing DHS contract. This restriction shall remain in effect for a reasonable time, as agreed to by the Contracting Officer and the Contractor, sufficient to avoid unfair competitive advantage or potential bias (this time shall in no case be less than the duration of the initial production contract). DHS shall not unilaterally require the Contractor to prepare such specifications or statements of work under this contract.

(2) To the extent that the work under this contract requires access to proprietary, business confidential, or financial data of other companies, and as long as these data remain proprietary or confidential, the Contractor shall protect these data from unauthorized use and disclosure and agrees not to use them to compete with those other companies.

The Contracting Officer's determination described above will be made at the task order level.

HSAR 3052.215-70 Key Personnel or Facilities (DEC 2003)

(a) The personnel or facilities specified below are considered essential to the work being performed under this contract and may, with the consent of the contracting parties, be changed from time to time during the course of the contract by adding or deleting personnel or facilities, as appropriate.

(b) Before removing or replacing any of the specified individuals or facilities, the Contractor shall notify the Contracting Officer, in writing, before the change becomes effective. The Contractor shall submit sufficient information to support the proposed action and to enable the Contracting Officer to evaluate the potential impact of the change on this contract. The Contractor shall not remove or replace personnel or facilities until the Contracting Officer approves the change.

The Key Personnel or Facilities under this IDIQ contract:

Program Manager - See Section 8.10.2 of the Statement of Work.

All other Key Personnel will be identified at the Order level, if applicable.

(End of clause)

24.0 INFORMATION TECHNOLOGY SECURITY AWARENESS TRAINING (JULY 2023)

(a) *Applicability.* This clause applies to the Contractor, its subcontractors, and Contractor employees (hereafter referred to collectively as "Contractor"). The Contractor shall insert the substance of this clause in all subcontracts.

(b) *Security Training Requirements.*
(1) All users of Federal information systems are required by Title 5, Code of Federal Regulations, Part 930.301, Subpart C, as amended, to be exposed to security awareness materials annually or whenever system security changes occur, or when the user's responsibilities change. The Department of Homeland Security (DHS) requires that Contractor employees take an annual Information Technology Security Awareness Training course before accessing sensitive information under the contract. Unless otherwise specified, the training shall be completed within thirty (30) days of contract award and be completed on an annual basis thereafter not later than October 31st of each year. Any new Contractor employees assigned to the contract shall complete the training before accessing sensitive information under the contract. The training is accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors. The Contractor shall maintain copies of training certificates for all Contractor and subcontractor employees as a record of compliance. Unless otherwise specified, initial training certificates for each Contractor and subcontractor employee shall be provided to the Contracting Officer's Representative (COR) not later than thirty (30) days after contract award. Subsequent training certificates to satisfy the annual training requirement shall be submitted to the COR via e-mail notification not later than October 31st of each year. The e-mail notification shall state the required training has been completed for all Contractor and subcontractor employees.
(2)The DHS Rules of Behavior apply to every DHS employee, Contractor and subcontractor that will have access to DHS systems and sensitive information. The DHS Rules of Behavior shall be signed before accessing DHS systems and sensitive information. The DHS Rules of Behavior is a document that informs users of their responsibilities when accessing DHS systems and holds users accountable for actions taken while accessing DHS systems and using DHS Information Technology resources capable of inputting, storing, processing, outputting, and/or transmitting sensitive information. The DHS Rules of Behavior is accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors. Unless otherwise specified, the DHS Rules of Behavior shall be signed within thirty (30) days of contract award. Any new Contractor employees assigned to the contract shall also sign the DHS Rules of Behavior before accessing DHS systems and sensitive information. The Contractor shall maintain signed copies of the DHS Rules of Behavior for all Contractor and subcontractor employees as a record of compliance. Unless otherwise specified, the Contractor shall e-mail copies of the signed DHS Rules of Behavior to the COR not later than thirty (30) days after contract award for each employee. The DHS Rules of Behavior will be reviewed annually, and the COR will provide notification when a review is required.

(End of clause)

CWMS 3.0 Statement of Work (SOW)

2026-2036

1 GENERAL

1.1 BACKGROUND

The Department of Homeland Security (DHS) is tasked with safeguarding the American people, our homeland, and our values. To accomplish our mission, we need to have the latest mobile technologies, tools, and capabilities to quickly adapt to any situation. We also need to work closely together as a unified Department comprised of the following components in additional to DHS Headquarters (HQ). The primary purpose of this Statement of Work (SOW) is to establish a single-award Indefinite Delivery Indefinite Quantity (IDIQ) contract for Cellular Wireless Management Services (CWMS) for the Department of Homeland Security (DHS) and its Components.

- CBP: Customs and Border Patrol
- CISA: Cybersecurity and Infrastructure Security Agency
- CWMD: Countering Weapons of Mass Destruction
- FAMS: Federal Air Marshal Service
- FLETC: Federal Law Enforcement Training Center
- FPS: Federal Protective Services
- FEMA: Federal Emergency Management Agency
- OBIM: Office of Biometric Identity Management
- ICE: Immigration and Customs Enforcement
- S&T: Science and Technology Directorate
- TSA: Transportation Security Administration

- USCIS: United States Citizenship and Immigration Services
- USCG: United States Coast Guard
- USSS: United States Secret Service

1.2 SCOPE

The contractor shall provide the following mandatory and optional services. The contract will provide a comprehensive commercial cellular wireless managed services solution that includes access to multiple carriers and services; a web portal customized to each component to manage and report on the complete lifecycle of a device from order placement to recycling, program management services to oversee all aspects of the program, and a robust service desk to support all employees. The goal of these services is to reduce wireless costs, find program efficiencies across the Department, and provide timely access to the latest cellular wireless tools and services to complete the DHS Mission.

- Mandatory:
  - Core Services
    - Program Management
    - Performance Management
    - Telecommunication Expense Management Services (TEMS)
    - Management Portal
    - Service Desk Support
    - Transition Services
- Optional:
  - Cellular and Satellite Wireless Devices, Accessories, Licenses and Services
  - Mobile Device Management (MDM) Services
  - Labor Support
  - In-Building Cellular Enhancement Services

The area of support and coverage shall include the contiguous United States (CONUS), and locations outside the contiguous United States (OCONUS) as needed.

DHS and all components have approximately 150,000 lines of service under the current CWMS contract vehicle.

1.3 OBJECTIVE

DHS seeks to establish an IDIQ contract as a DHS-wide contract vehicle for Cellular Managed Wireless Services (CWMS) to include the services described in Section 1.2 Scope above. The Contractor shall provide DHS with streamlined invoicing, billing and payment services, device ordering and delivery processes, standardized reporting, and a robust means of providing wireless devices and services to its employees. In addition, these services will enable DHS to reduce wireless costs and find program efficiencies.

Within DHS cellular wireless services has been procured incrementally, resulting in decentralized management and operational costs. While DHS and its Components' wireless services have continued to improve, there are still requirements at the department level for oversight and monitoring of DHS assets, inventory control, and device disposition.

DHS's current wireless services consist of devices and services from the following wireless service providers: Verizon, T-Mobile, AT&T, FirstNet, and several local/regional wireless vendors. The goals of this SOW are to:

(a) Allow for improved cost, schedule, performance, risk management, and warranties required to deliver effective and affordable cellular wireless services.

(b) Maintain clear government visibility into program cost, schedule, technical performance, and risk.

(c) Ensure services are provided within scope, committed service levels, and designated procedures.

This SOW is comprehensive and represents requirements from DHS and its Components. Ordering will be decentralized, and Components will be able to manage their programs independently to meet dynamic operational needs.

1.4 REQUIREMENTS

The requirements are grouped into two categories: Core Services and Optional Services. Core services are required for each task order and shall be provided and priced out as a single suite of services. The Optional Services shall be available to all components. Listed below are the services that shall be provided for both Core and Optional services.

Core Services:

- Program Management
- Performance Management
- Telecommunications Expense Management (TEMS)
- Management Portal
- Service Desk Support
- Transition Services

Optional Services:

- Cellular and Satellite Wireless Devices, Accessories, Licenses and Services
- Mobile Device Management (MDM) Services
- Labor Support
- In-Building Cellular Enhancement Services

2 CORE SERVICES

2.1 PROGRAM MANAGEMENT

The contractor shall provide both program and project management support services to include assigning a Program Manager (PM) responsible for managing the day-to-day functions of the contract and who will be the primary point of contact to each component. Program management services are an integral part of and essential to the performance of all task orders under this IDIQ contract. Component specific program management requirements will be specified at the task order level. At a minimum program management shall encompass the following:

- Project management support
- Operational support
- Contract management support
- Manage service provider relationships
- Generate reports
- Program analysis support
- Inventory control and monitoring
- Resource coordination
- Performance monitoring
- Risk management
- Identifying ways to improve organizational performance
- Facilitate communication among all contract staff and government
- Collaboration among all the contractor PMs supporting DHS and all its components.

2.1.1 PROGRAM MANAGEMENT PLAN (PMP)

The PMP shall outline and provide details on how the contractor will provide an inclusive plan at both the IDIQ and component task order level(s) to ensure the success of the program including but not limited to all program management requirements above. The PMP shall be updated after the issuance of each component task order to include component specific plans and details.

2.2 PERFORMANCE MANAGEMENT

Performance management and accountability through service level management and metrics analysis is an integral part of this IDIQ contract. Performance and service level management shall serve as the primary tool for inspection and acceptance of services. Evaluation of the contractor's overall performance will be in accordance with the performance standards set forth in the Service Level section.

2.2.1 PERFORMANCE MANAGEMENT ACCOUNTABILITY PLAN (PMAP)

The PMAP is the plan for managing performance, service level compliance, and the timely and accurate reporting of all services. At a minimum the plan shall include:

- Contractor's overall approach for quality assurance
- Procedures and methods that will be used for the tracking of proposed service levels, the handling of corrective actions, improvement implementation, and how communication will occur with the Government.
- All proposed service levels, performance standards, and Acceptable Quality Levels (AQLs)
- Quality Assurance Surveillance Plan (QASP)
- Proposed credits for missed SLAs

All Service Levels shall include:

- Collection methodology
- SLA Measurement formulas
- Qualifying factors for SLA exceptions
- Proposed disincentive credits:
- Process to credit the Government:
- Process for increasing credit amounts based on consecutive missed SLAs.

Upon award the proposed service levels with government approval will become Service Level Agreements (SLAs). These SLAs will become the baseline for Component task orders. Components may negotiate additional SLAs if required and all SLAs resulting from award of the IDIQ contract or a task order shall be subject to a semi-annual suitability review. The Government at its discretion may request changes to the SLAs that include:

- Increases or decreases to the performance levels of existing SLAs
- The addition of new or deletion of existing SLAs

The Government will provide all proposed changes to the contractor for review and comment prior to execution. The contractor shall have ten (10) days to review and provide comments and request changes. Once received the Government will have ten (10) days to review the contractor's response and make the determination to enact the changes within the IDIQ contract. The Government will modify the SLAs at its own discretion based on the best interest of the Government.

2.3 TELECOMMUNICATIONS EXPENSE MANAGEMENT SERVICES (TEMS)

The contractor shall provide Telecommunication and Expense Management Services (TEMS). TEMS services shall be provided through the contractor's management portal and include but not be limited to the following:

- Device lifecycle management
- Contractual and financial services

2.3.1 DEVICE LIFECYCLE MANAGEMENT

The contractor shall support the full device lifecycle for all mobility devices ordered under this IDIQ from procurement to recycling and maintained in the management portal.

2.3.1.1 PROCUREMENT

The contractor shall provide all ordering and procurement services through its management portal. Ordering and procurement services shall provide the ability to track all orders from initiation to closure and ensure adequate controls are in place to prevent fraud, waste, and abuse. Services and devices will be provisioned in a timely manner and maximize real time or just in time delivery associated with service activation.

2.3.1.2 INVENTORY MANAGEMENT

The contractor shall receive all devices, accessories, and equipment at their warehouse to be inventoried, add to the management portal, and asset tag if applicable using DHS Component asset tags. Devices and equipment may be received from service providers, vendors, and Government sources.

2.3.1.3 SHIPPING

The contractor shall ship all devices and accessories per the approved order in the management portal. All shipments shall be bundled together to minimize shipping costs and the Government will provide a shipping vehicle to be used if available. A minimum of two (2) shipping validation checks will be performed against the order to prevent issues. Shipping documentation will be included in each order and validation that equipment has been received by DHS and its components is required prior to invoicing.

2.3.1.4 SERVICING, REFURBISHING, AND RECYCLING DEVICES

The contractor shall assess malfunctioning devices to resolve customer reported issues. All devices to be replaced under warranty or unrepairable shall be wiped per DHS policy and disposed of through a DHS approved recycling program. All credits received from recycling shall be included in the consolidated invoice closing out the lifecycle of that device. The contractor shall submit a Device Reuse and Recycling Plan (DRRP) that outlines how this service will be provided and report monthly on the results.

2.3.1.5 REFRESH

The contractor shall support a technology refresh program based on each Components specific needs at no additional cost. The refresh program may be done organically as devices become upgrade eligible or in large batches. Refresh intervals shall be negotiated at the lowest timeframe possible, and all efforts will be made to ensure a zero-cost device is available on the contract for new service and refresh orders.

2.3.1.6 SUPPLEMENTAL WARRANTY SERVICES

The contractor shall propose additional warranty support services to supplement existing manufacturer and service provider warranty programs. It shall cover devices, parts, and accessories.

2.3.1.7 VIP SERVICES

The contractor shall establish a VIP program for all VIPs identified at the order level to provide emergency device repair, replacement, or issue resolution. Specifics of the program shall be identified at the order level.

2.3.2 CONTRACTUAL AND FINANCIAL SERVICES

The contractor shall provide all contractual and financial services to support all Core and Optional Services to include but not be limited to the following:

- Wireless service agreement management
- Bill payment

- Invoice consolidation
- Invoicing
- Auditing services
- Administrative services
- Contract and dispute resolution
- Optimization services

2.3.2.1 AGREEMENTS

The contractor shall obtain the below types of agreements with other contractors, vendors, and service providers to facilitate the ordering and management of all Core and Optional Services. When supplies and services are not available on their own contract the contractor may propose a prime/sub arrangement. The contractor shall manage existing agreements awarded by the Government on behalf of the Components with specific requirements outlined at the task order level. The contractor shall process Purchase Orders (PO) on the Governments behalf and pass all charges thru to the Government. The contractor shall research and recommend local wireless carriers to support international locations. The contractor shall advise DHS and its Components how wireless agreements may be impacted by changes in the wireless telecommunications industry and device/service offering. All agreements will be reviewed on an annual basis to include but not be limited to the following:

- Organizational Level Agreement
- Partnership Agreement
- Memorandums of Agreement
- Memorandums of Understanding

2.3.2.2 ADMINISTRATIVE SERVICES

The contractor shall maintain and make available all wireless service agreements, contracts, and other records with wireless service providers that specify pricing and their terms and conditions. The contractor shall monitor and notify the COR of key events associated with service contracts and agreements and measurable indicators, including but not limited to:

- Expiration dates
- Discount thresholds
- Review dates
- Contract and agreement option deadlines
- Spending levels
- Service line counts

2.3.2.3 CONTRACT DISPUTE RESOLUTION

The contractor shall work in collaboration with all wireless service providers with government oversight to prevent, mitigate, and resolve contract and invoicing disputes. All information shall be maintained in the management portal and services shall include but not be limited to the following:

- Resolving contractual issues
- Negotiate leveraging economies of scale to achieve optimal terms and pricing
- Collecting and preparing information required to resolve billing and account errors
- Track all claims from initiation to final resolution and follow up monthly until credits are received via the carrier's invoice
- Research, review, dispute, and track all potential billing and accounting errors

2.3.2.4 AUDITING

The contractor shall provide monthly and ad hoc auditing services and reporting to ensure the integrity of DHS data and provide recommendations for where cost savings may be achieved. Auditing services and the monthly report will include but not be limited to the following:

- Identify billing and accounting errors prior to payment
- Examine usage patterns and adjust service and feature rate plans appropriately to mitigate costs and validate the proper provisioning of devices with the carriers
- Validate account ownership, service existence.
- Verify rates, charges, discounts, and phone numbers are assigned to the correct account numbers
- Alert DHS or Component designated staff if there is unauthorized usage, suspected fraudulent usage, excessive usage and if device usage exceeds established thresholds.

2.3.2.5 INVOICING

The contractor shall collect and process paper and electronic invoices received from multiple wireless service providers and vendors in multiple billing formats and consolidate into a single invoice per Component. All charges should pass through from the service providers and not be rebilled. Invoice and billing support shall be available between 8am and 5pm EST from Monday-Friday. As part of invoicing services, the contractor shall perform and report on the following services at a minimum:

- Validate invoice against ordering records, wireless contract or service terms and conditions
- Provide a single monthly invoice with minimal rework
- Conduct a service plan and feature review to ensure the plans within inventory match carrier records. All discrepancies will be disputed, and details provided to the Government as part of the invoice
- Breakout all carrier services, equipment, accessories, licensing, shipping costs, and recycling credits
- Include carrier inventory counts and voice and data usage
- Identify zero and minimally used devices for immediate action based on criteria identified at the task order level
- Identify phone numbers and charges on carrier invoices for equipment not within the management portals inventory
- Highlight high usage costs such as international and recommend cost saving measure for future usage
- Provide a copy of the original service provider invoice to the Government
- Separate out the invoice into the appropriate DHS organizational units, cost centers, or financial accounts
- Provide chargeback for carrier provided credits
- Identify opportunities and facilitate account and invoice consolidation efforts with individual service providers and DHS supported Components to streamline the payment process

2.3.2.6 OPTIMIZATION

The contractor shall perform an initial rate plan analysis within thirty (30) calendar days after the transition-in completion date to identify immediate savings and report monthly thereafter as part of the invoice review. All recommendations will be reviewed by the Component's COR and implemented based on their approval. Optimizations services will include but not be limited to the following:

- Identify opportunities that lower costs while maintaining or improving the quality of wireless service to DHS users.
- Calculate costs based on actual monthly usage patterns over a 3-month, 6-month, and annual usage period.
- Analyzing available contract vehicles and carriers for the best pricing opportunities.
- Identify best practices and benchmarks from other federal and commercial customers for possible implementation.
- Track and report on all savings derived from contract optimization efforts.
- Ensure all carrier promotions are identified, communicated to DHS and its components, and implemented, if approved.
- Ensure any published discounts applicable to the federal government is applied to all DHS components. Components may negotiate special pricing due to a tailored SOW that will apply to said component.

2.4 MANAGEMENT PORTAL

The contractor shall provide a management portal no later than sixty (60) days after IDIQ contract award that will be available to all components to centrally manage all Core services and be the system of record for mobility services, devices, and licenses accessible by each respective component. The portal shall provide a single web-based carrier agnostic interface for DHS to control and manage

its cellular wireless program across the department to include a distinct customizable instance for each component based on requirements specified at the task order level. All costs associated with establishing a properly certified web portal is the responsibility of the contractor. At a minimum the portal shall include the below functionality:

2.4.1 SECURITY REQUIREMENTS

The portal shall meet the below security requirements:

- Federal Risk and Authorization Management Program (FedRAMP) authorized or in process
- Federal Information Processing Standards (FIPS) 140-2 certified at the Secure Socket Layer (SSL)
- Section 508 compliant
- Support Single sign-on
- Available 24x7x365 with backup and redundancy capability. Maintenance downtimes shall be negotiated and approved by the Government prior to implementation
- Include redundancy for continuity of operations.

2.4.2 INTERFACE REQUIREMENTS

The portal shall be capable of interfacing with the asset management, human resources, service desk ticketing, and mobile device management applications and systems used across DHS and identified at the task order level to ingest or export data. The interface may come in the form of a data dump, batch data transfer, API, or through e-Bonding.

2.4.3 USER ROLES

The portal shall categorize employees into distinct user roles identified at the task order level. User roles will identify what type of access and abilities will be given to an employee to include but not limited to the below.

- Ability to order specific types of equipment, accessories, and services
- Ability to see or have costs hidden
- Ability to run certain types of reports
- Ability to provide approvals in the system as part of an order workflow
- Ability to update device details and user profiles
- Ability to view usage and invoice details for specific users or offices
- Administrative rights for the portal

2.4.4 WORKFLOW

The portal shall have customizable role-based permission order workflows to allow for the following actions at a minimum to be taken in the portal.

- Ability for a user to order services, devices, licensing, and accessories that they have permission to access
- Ability for a user to provide multiple levels of order approvals
- Ability for a user to process orders

All orders within the portal shall follow a workflow from initiation through completion. At each status change in the order workflow a customized email notification shall be sent out if requirements are provided at the task order level. The contractor shall recommend automated notifications as part of their proposed solution to include workflow approvals, exceeding service plan thresholds, and any modification to the system such as outages, availability, and down times.

2.4.5 DATA FIELDS

The following data fields at a minimum are required for all components. The contractor is encouraged to include additional fields to meet the Government's requirements not outlined below and additional options may be identified at the task order level.

- User Fields: Full name, Email, Title, Contact Number, Manager Name, Manager Email, Employee Type, Job Series, Work Location, Shipping Address, Designation (VIP, ERG, etc.), Contract Name/Company/Number, Organizational Hierarchy, User Comment.
- Device Fields: Phone Number, Carrier, Device Type, Make, Model, Service Start/Stop Date, Line Status, ESN, International Mobile Equipment Identity (IMEI) Numbers, Physical SIM Number, eSIM Numbers, Device EID, Asset Tag Number, Cost Center, Manufacturer's Serial Number (MSN), Service Rate Plan/Features, Cost Center Hierarchy, Upgrade Eligibility Date, Warranty Date, Device Assignment Groups, Account Information, Line Comment, and Service Management Option (Device Label).

2.4.6 DEVICE MANAGEMENT

The portal shall be able to track the full lifecycle of a license, service, or device from the initial order placed to the termination of service and recycling of the device. It will allow the government to track all Moves, Adds, Changes, and Disconnects (MACD) for managed services, licensing, and devices.

2.4.7 ORGANIZATIONAL COST CENTER HIERARCHY

The portal shall allow all users, devices, and service to be assigned to an organizational cost center hierarchy. The hierarchy will allow individual offices under each component to manage their own users, inventory, and expense management in either a centralized or decentralized way.

2.4.8 TRAINING PROGRAM

The contractor shall provide a Training Plan (TP) on how they will provide training to all DHS employees authorized to use the portal when requested by the government or when a major modification is made to the portal. Training shall be provided in multiple formats such as instructor lead, train the trainer, instructional videos, and web-based training. The training may be held at a government site, offsite, or web based. Training may be required initially and throughout the contract based on Component needs identified at the task order level.

2.5 SERVICE DESK SUPPORT

The contractor shall provide service desk support and reporting for all services offered within the scope of the IDIQ contract. Service requests may be initiated via email, instant message, or phone and may come directly to the contractor's service desk or through a component's service desk. The core hours for the service desk are between 7am and 6pm EST from Monday-Friday. Additional hours outside the core hours shall be provided as an optional service and be identified at the Order level. All issues shall be resolved at a minimum within 24 hours and no more than 5 calendar days for equipment replacement and shipping unless specified at the order level. The Contractor may be requested to travel within the CONUS to support DHS mission requirements. At a minimum the Service Desk shall:

- Serve as the first point of contact for customers seeking technical assistance via phone, email, or ticketing system.
- Be knowledgeable on all mobility and carrier service offerings, and the specific differences in how each component handles Mobility that will be identified at the order level and through a component specific provided SOP.
- Provide an escalation tier for difficult or recurring issues.
- Seek to perform first contact resolution for a minimum of 80% of calls.
- Maintain communications with the customer until the issue is resolved.
- Perform remote troubleshooting.
- Provide reporting on all orders, call logs, and survey responses.

2.6 TRANSITION SERVICES

All task orders awarded under this IDIQ contract shall include both a Transition-In and Transition-Out service period. The contractor shall submit a Transition Management Plan (TMP) that captures all transition requirements and includes all required steps within a master schedule.

- Transition-In
  - IDIQ: 90 Calendar days from IDIQ contract award date
  - Task Order: Determined at Task Order level with a maximum of 90 calendar days from order award date
- Transition-Out
  - IDIQ: 90 calendar days from IDIQ contract expiration.
  - Task Order: Determined at Task Order level with a maximum of 90 calendar days from order expiration

2.6.1 TRANSITION-IN

The transition shall be deemed complete as of the first business day immediately following the service transition complete date specified in the TMP. The Government will confirm acceptance with a written notice accepting transition-in completion. The Transition In period shall be considered complete when all service management resources and support services are in place and in full compliance with the IDIQ contract requirements. Once completed the measurement and reporting of the contractor's performance will begin according to the PMP criteria. The designated program manager shall maintain daily contact with the Contracting Officer Representatives (COR) at both the IDIQ and Task Order levels during the transition period to ensure any issues are addressed timely. At a minimum transition-in services shall include the following:

- Data Transfer
  - The contractor shall successfully test and demonstrate any electronic data transfer capabilities between the contractor's portal and all of DHS financial, inventory, or contracting data sources.
  - The contractor shall gather all DHS asset data to perform an initial load into the web portal to perform an initial optimization analysis.
- Billing and Services
  - Transition billing and services while ensuring no interruption in service or adverse impacts upon DHS business capabilities and employees.
- Service Provider Impacts and Relationships
  - Minimize all carrier-initiated service impacts through coordination, continuous monitoring, and communication with all stakeholders.
  - Maintain all cellular wireless service provider relationships to ensure no loss of service for DHS during the transition and over the life of the order.
- Obtain Operational and Security Authorizations
  - The contractor shall host the web portal within a platform that is FedRAMP Authorized at the time of proposal submission for Phase 2. The web portal platform must be listed in FedRAMP Marketplace as FedRAMP In Process or FedRAMP Authorized at the time of proposal submission for Phase 2. The web portal shall be given an interim ATO upon IDIQ contract award. The expected timeline for the final ATO is up to twelve (12 months) after the award.
- Web Portal
  - The contractor shall successfully demonstrate, test, and place into production the portal.
  - The web portal shall support Single Sign-On at the Task Order level.
  - The web portal shall include all Component requirements and modifications specified at the Task Order level.
- Service Interruptions
  - The contractor shall ensure no service interruptions or adverse impacts upon DHS activities and employees occur due to changes made without government review and approval at the IDIQ level or contractor negligence. All changes will be reviewed at the IDIQ and Component order level prior to release.

2.6.2 TRANSITION-OUT

The contractor shall plan and provide a transition-out period. Transition-out shall be available at the end of the base period of performance and each option period of performance for each task order at the Government's discretion. At a minimum transition-out services shall include the following:

- Service Transition
  - The methodology that will be used to transfer service responsibility to another provider or back to DHS and its Components. It shall identify what actions both the contractor and government will need to take to ensure a smooth transition of information, government furnished property, and all management responsibilities. Address any known risks, foreseeable problems, and shall identify additional resources and costs if any to mitigate these risks and ensure a successful transition.
- Agency Wireless Data
  - Delivery of all agencies wireless account(s), service provider and vendor contact information, inventory, invoice, and other data resident in the contractor's data system necessary to enable another provider, or DHS and its Components to assume full responsibility.
  - All data shall be delivered, available, and accessible to DHS and its Components in electronic format to facilitate the transfer of data into another data system. The specific format(s) for this data will be specified at the task order level.
- Contract Resolution
  - Upon expiration of the IDIQ contract and task orders as part of close-out responsibilities the contractor shall continue to support DHS and its Components in handling and tracking all disputes filed with wireless service providers through final resolution or for 6 months after contractor expiration, whichever is less.

2.6.3 TRANSITION MANAGEMENT PLAN (TMP)

The TMP shall cover all Transition-In and Transition-Out requirements and shall be submitted at the kickoff meeting and updated 30 calendar days prior to the Transition-Out period starting. At a minimum the TMP shall also include the following:

- Description of how knowledge will be communicated to facilitate the transition i.e., briefings, training sessions, Standard Operating Procedures (SOP), reference guides, etc.
- Development of an Integrate Master Schedule (IMS) that identifies all transition activities to be performed. The schedule shall identify critical processes, transition tasks and descriptions, risks and recommended workarounds, task prioritizations, and due dates.

3 OPTIONAL SERVICES

DHS and its Components may require additional services to support its mission requirements. These services will be acquired separately from the Core services at the discretion of the Component and will be incorporated at the Task Order level. All optional services are listed below.

3.1 CELLULAR AND SATELLITE WIRELESS DEVICES, ACCESSORIES, LICENSES, AND SERVICES

The contractor shall be able to provide commercially a wide range of wireless devices, accessories, services, and licenses that reflect the current commercial marketplace. All commercially available mobility devices capable of connecting to a wireless carrier telecommunication proprietary network shall be considered within scope of this IDIQ. Those devices shall be available if requested to be ordered and include but are not limited to the following device types:

- Pagers
- Cell Phones
- Smartphones
- Tablet/Laptops (Cellular and Wireless Enabled)
- Hotspots (MIFI)

- Air Cards
- Wireless modems
- Internet of Things (IOT) devices
- Satellite phones and BGANS

The contractor shall at a minimum be capable of providing the following:

- Documentation of an established working relationship with carriers
- A minimum of 3 domestic wireless carriers and local international service providers for countries identified in each component's task order
- A continuously updated list of wireless devices and accessories that reflect current market offerings
- A DHS Service Catalog with all DHS approved devices, accessories, service plans and rates
- Ability to purchase all devices, licenses, and accessories on behalf of DHS and its components using authorized government contracts
- The most cost-effective plans and services for all devices considering unlimited usage, pooling options, add a line plans, free nights and weekends, friends, and family discounts, and mobile to mobile minutes, etc.
- Research and provide recommendations on voice and data service plans that provide cost savings for Government approval
- The option to purchase or lease wireless devices and ability to install additional software and upgrades
- Licensing for all devices that require a license for the device itself of software used to manage and secure the device
- Optional warranty services in addition to the manufacturer issued warranties.

3.1.1 CARRIER TERMS AND CONDITIONS

The contractor shall negotiate for the following contract terms and conditions:

- Price reduction for suspended service
- No early termination fees
- 10 to 18-month upgrade eligibility refresh cycle
- Zero cost smartphone device option no older than 1 iteration behind the manufacturer's device offerings
- Warranty and device exchanges will not be returned to the carrier

3.2 MOBILE DEVICE MANAGEMENT (MDM) SERVICES

The contractor shall provide the following tiered MDM support options and invoiced per device as a single encompassing support fee. A higher-level tier includes all requirements of previous tiers in addition to its own specific requirements that will be provided at the Order level in Component statements of work.

- Tier 1: Basic Service Desk Support (Offsite)
    - Core hours: Monday through Friday between 7:00 am and 6:00 pm ET.
    - Support multiple client device platforms i.e., Android OS, iOS, and Microsoft.
    - Device installation support after a user has been provided a PIN/token for enrollment or work with Tier 2 directly for the PIN/token.
    - Troubleshooting requirements for a component's On-Prem or Cloud based MDM solution.
- Tier 2: Advanced Service Desk Support (Offsite unless specified in a component's task order)
    - Provisioning of Devices (may include adding to Active Directory and/or sending a PIN/token for enrollment).
    - Core hours: Monday through Friday between 7:00 am and 6:00 pm ET.
    - Enable policy-based device management and configurations.
    - Enforce security policies and encrypt data over the air and at rest.
    - Push/pull (install, remove) applications.
    - Control devices i.e., turn off WIFI, camera, GPS, Bluetooth, etc.

- Remote wiping.
  - Deliver software, patches, and files to the devices.
  - Enable FIPS 140-2 certification security.
  - Support the NIST SP 800-126 Security Content Automation Protocol (SCAP).
- Tier 3: Engineering and Deployment Support (Quoted at task order level utilizing labor cost)
  - Core Hours: Monday through Friday between 7:00 am and 6:00 pm ET.
  - Assist with engineering and deployment of new MDM solutions.
  - Provide ongoing configuration and adjustment support.
  - Analyze various MDM solutions and recommend the solution that best meets a component's needs.

3.3 LABOR SUPPORT

The contractor shall provide an established process and procedures to onboard staff to support both on-site and off-site mobility efforts to supplement DHS staff under the scope of this IDIQ. Below are categories of labor support required and detailed labor support requirements that will be defined at the Component order level and will include specifics such as quantity of staff, skill level, education/experience, and specific duties.

3.3.1 TIER 2 SERVICE DESK SUPPORT

The contractor shall provide tier 2 service desk support staff to support all mobility operations and services. Specific duties will be identified at the order level, but general duties shall include but not be limited to the following:

- Limited after-hours support beyond core hours
- Collect and distribute cellular wireless devices
- Provide one on one training on the use of a device
- Troubleshoot broken or malfunctioning devices
- Support emergencies and Continuity of Operations (COOP) activities
- Provision and manage devices through an MDM
- Maintain an inventory of on-hand devices to support quick provisioning

3.3.2 TIER 2 ANALYSIS SUPPORT

The contractor shall provide analyst support staff to review all CWMS data to include usage, charges, trends, and report back on findings for DHS and its components to act on. Specific duties will be identified at the order level, but general duties shall include but not be limited to the following:

- Highlight trends
- Review and report on the health of the contract
- Supplement the contractor's support staff provided under Core services
- Identify missed opportunities for cost savings
- Analysis of data sets, identify discrepancies, and adjust where necessary
- Draft reports, and brief senior management

3.3.3 TIER 2 DEVELOPMENT SUPPORT

The contractor shall provide development support for unique customizations to the management portal . Detailed requirements will be specified by the Component at the Order level.

3.3.4 TIER 2 SURGE SUPPORT

The contractor shall provide surge support staff in response to significant designated DHS events. Specific surge requirements will be specified at the Component order level. Examples of incidents include but are not limited to the following:

- Natural disasters
- Acts of terrorism
- Congressional mandates
- Policy changes

3.3.5 TIER 2 EXECUTIVE TRAVEL SUPPORT

The contractor shall provide dedicated travel support to DHS and Component designated Executive Level staff. The support and services shall ensure executive staff have continuous, secure, and complete cellular wireless service support. Specific requirements to include the definition of executive level will be provided at the Component order level.

3.3.6 SPECIALIZED SUPPORT

The contractor shall provide specialized support for those activities or events that require support services that are within the scope of the IDIQ contract but not explicitly stated in this SOW. A special requirement may be need for a subject matter expert in a new technology or service offering.

3.4 IN-BUILDING CELLULAR ENHANCEMENT SERVICES

The contractor shall provide acceptable and reliable cellular service within all parts of a building or campus to include the basement and garage levels if applicable. They will coordinate with the carriers, provide all labor, supervision, materials, and equipment necessary to install a cellular In-Building wireless solution to enable seamless outdoor to indoor coverage of mobile voice and data services. The solution will be capable of providing enhanced coverage for all AT&T, T-Mobile, Verizon, and FirstNet cellular bands and frequencies. Solutions may also include service for two-way and land mobile radios (LMR). Only carrier approved solutions will be accepted.

In-Building Cellular Wireless services shall include:

- Assessments to determine technical requirements
- Specification development
- Coordination with vendors for establishment of cost for implementation
- Asset Management
- Project Management
- Warranty and License Management

4 WIRELESS SECURITY

The contractor shall ensure that wireless communications services comply with DHS 4300A requirements. In the absence of DHS 4300A requirements, the contractor shall utilize NIST SP 800-53 or equivalent industry practices and standards.

The Contractor shall make available security features and procedures to prevent electronic serial number cloning and fraudulent use of cloned equipment and services. As new security enhancements for cellular services are developed, the contractor shall present written recommendations for those enhancements to the Government to which the Government will provide written acceptance / rejection.

The Contractor shall ensure that, due to the unique nature of the DHS mission, certain commonly available features on wireless devices shall be disabled prior to deployment in accordance with DHS policy and COR direction. New technologies and handset features must be pre-approved by DHS prior to deployment. DHS will review configuration of individual devices and provide guidance on which features the contractor shall disable prior to distribution. The contractor shall test a statistically significant sampling of devices to ensure that proper procedures are being followed.

The contractor's solution shall be in accordance with OMB Memoranda M-09-32, M-08-27, M-08-05 and M-08-16 that require agencies to reduce and consolidate the number of external access points, including Internet connections into the DHS's network. The Trusted Internet Connections (TIC) initiative requires that all external connections are routed through an OMB-approved TIC. This high-level security requirement drives the following lower-level requirements for GFE mobile devices:

- Cellular wireless data traffic shall not transmit from the trusted mobile device to the agency's data connection across the open Internet unencrypted but use a Virtual Private Network tunnel.
- Cellular wireless data traffic shall pass through the agency's TIC for inbound and outbound connections to the Internet.
- Management of the mobile devices shall not be performed across the open Internet unencrypted but use a Virtual Private Network tunnel.
- The physical location of the Mobile Device Management (MDM) system which enforces the mobile device's security policy shall comply with NIST SP 800-53 physical security controls for medium impact systems based on FIPS 199.
- Under Public Law 107-347, the Federal Information Security Management Act (FISMA), the Confidentiality, Integrity, and Availability Impact Levels are Moderate for the MDM system which enforces the mobile device's security policy.

5 DELIVERABLES

The COR is designated to inspect and accept all deliverables. Upon receipt of a deliverable the COR will have ten (10) business days to review, comment, and either accept or reject. All rejections will be in writing, state the basis for rejection, identify the SOW section that the deliverable fails to meet, and identify the corrective action required. The contractor shall rework any rejected deliverable within five (5) business days. Upon receipt of the reworked deliverable the COR will have five (5) business days to review. A deliverable will only be marked as "Final" if accepted by the COR.

5.1 PLANS

The contractor shall provide detailed plans that include all requirements of the IDIQ to ensure successful performance of this IDIQ

5.1.1 PROGRAM MANAGEMENT PLAN (PMP):

- SOW Section: 2.1.1
- Delivery Date:
  - Draft: At Post award conference
  - Final: 30 Calendar days after award

5.1.2 PERFORMANCE MANAGEMENT PLAN (PMAP):

- SOW Section: 2.2.1
- Delivery Date:
  - Draft: At Post award conference
  - Final: 30 Calendar days after award

5.1.3 TRANSITION MANAGEMENT PLAN (TMP)

- SOW Section: 2.6.3
- Delivery Date:
  - Draft: At Post award conference
  - Final: 7 Calendar days after Government review

5.1.4 DEVICE REUSE AND RECYCLING PLAN (DRRP)

- Sow Section: 2.3.1.4
- Delivery Date: 30 Calendar days after award

5.1.5 TRAINING PLAN (TP)

- Sow Section: 2.4.8
- Delivery Date: 30 Calendar days after award

5.1.6 BUSINESS CONTINUITY REPORT (BCP)

The contractor shall prepare and submit a Business Continuity Plan (BCP) that documents the contractor's plans and procedures to maintain support during an emergency, including natural disasters and acts of terrorism 45 calendar days after award. The BCP shall include but not be limited to the following requirements:

- A description of the contractor's emergency management procedures and policy
- A disaster recovery plan for the management portal
- Designation of a key personnel who will be a member of the Emergency Response Group (ERG) who will participate in any training or exercise conducted by DHS
- A description of how the contractor will account for employees during an emergency and establish a calling tree for all personnel working within the scope of this IDIQ
- How communication will flow between the contractor and government
- A list of primary and alternate contractor points of contact each with a primary and alternate phone and email address

The BCP shall be activated immediately after an emergency or incident has occurred and shall be operational within 4 hours of activation and be sustained until the emergency is resolved and normal conditions are restored.

5.2 MEETINGS

The contractor shall attend government sponsored meetings to ensure effective and efficient distribution of information. The contractor is expected to coordinate as necessary with other contractors to resolve problems and issues identified in all meetings.

5.2.1 POST AWARD CONFERENCE

A Post Award conference will be required no later than 5 calendar days after award of the IDIQ contract. The contractor shall provide the meeting agenda and prepare, deliver, and speak to the drafts of Plan deliverables that are due.

5.2.2 OPERATIONAL MEETINGS

The contractor shall meet weekly, monthly, or as needed with government staff, service providers, vendors, and contractors representing other government projects to discuss performance, the status of tasks/projects, and government initiatives. Specific details and requirements will be identified at the task order level.

5.2.3 PROGRAM MANAGEMENT REVIEW

The contractor shall plan and facilitate a quarterly program review meeting with the COR, CO, and Program Management Office (PMO). The briefing shall be a high-level presentation of information. The contractor shall provide all presentation materials for review 3 business days prior to the meeting. Topics of discussion shall include but not be limited to:

- Contract financial status
- Contract performance metrics
- Major initiatives and tasks/project statuses
- Areas for improvement

5.3 REPORTS

The contractor shall prepare and deliver standardized reports to the COR. The delivery of reports shall be in multiple electronic formats (CSV, XLS, XLSX, TXT, etc) and be available to be downloaded from the management portal. Reports are intended to assist DHS and its Components in the performance of their duties, provide answers to ad hoc queries against collected information/data, and should not need to be modified by the COR. Detailed report requirements will be outlined at the task order level.

5.3.1 PERFORMANCE STATUS REPORT (PSR)

The contractor shall provide a weekly report with the status of all the current tasks and projects that are actively being worked as well as any issues that will affect the performance of the contract.

5.3.2 CONTRACT MANAGEMENT STATUS REPORT (CMSR)

The contractor shall report to the government all activities and actions related to the execution of the IDIQ contract. The report shall be due no later than the 15th calendar day of the month following the month of performance. At a minimum the report shall contain the following information:

- Contract and agreement events and dates
- Contract optimization recommendations, results, and savings
- Rate plan optimization recommendations, results, and savings
- Downtime and incidents

5.3.3 STRATEGIC SOURCING REPORT (SSR)

The DHS Strategic Sourcing Program Office (SSPO) tracks actual spend and savings on all Department-wide vehicles. The report shall include this detail broken out by all components and be due no later than the 15th calendar day of the month following the month of performance. The format of the report will be agreed upon by both the IDIQ contract level CO, SSPO representative, and the contractor within 30 days after award.

5.3.4 AUDITING REPORTS

- Sow Section: 2.3.2.4
- Delivery Date: Monthly

5.3.5 INVOICING REPORTS

- Sow Section: 2.3.2.5
- Delivery Date: Monthly

5.3.6 OPTIMIZATION REPORTS

- Sow Section: 2.3.2.6
- Delivery Date: Monthly

5.3.7 SERVICE DESK REPORTS

- Sow Section: 2.5
- Delivery Date: Weekly

5.3.8 SERVICING, REFURBISHING, AND RECYCLING REPORT

- Sow Section: 2.3.1.4
- Delivery Date: Monthly

5.4 PROCESS DEMONSTRATIONS

The contractor shall demonstrate how the following processes are accomplished within the management portal prior to authorization to start work.

5.4.1 MANAGEMENT PORTAL ORDERING CAPABILITY

- Sow Section: 2.4
- Delivery Date: 30 Calendar days after award

5.4.2 ELECTRONIC DATA TRANSFER CAPABILITIES

- Sow Section: 2.4.2
- Delivery Date: 30 Calendar days after award

5.4.3 SECTION 508 COMPLIANCE

- Sow Section: 7.0
- Delivery Date: 30 Calendar days after award

5.5 TABLE OF DELIVERABLES

The information in this section represents the range of meetings, plans, and reports that may be required as part of the IDIQ or Component task orders. Additional details concerning each deliverable will be specified at the order level.

Deliverable Number	Description	SOW Section	Delivery Date
1.	Program Management Plan (PMP)	2.1.1	Draft: At Post Award conference Final: 30 Calendar days after award
2.	Performance Management Performance Plan (PMAP)	2.2.1	Draft: At Post Award conference Final: 30 Calendar days after award
3.	Transition Management Plan (TMP)	2.6.3	Draft: At Post Award conference Final: 7 Calendar days after Gov review
4.	Device Reuse and Recycling Plan (DRRP)	2.3.1.4	30 Calendar days after award
5.	Training Plan (TP)	2.4.8	30 Calendar days after award
6.	Business Continuity Plan (BCP)	4.1.6	45 Calendar days after award

	Meetings	SOW Section	Delivery Date
7.	Post Award Conference	4.2.1	5 Calendar days post award
8.	Operational Meetings	4.2.2	Weekly, Monthly, Ad Hoc
9.	Program Management Review (PMR)	4.2.3	Quarterly

	Reports	SOW Section	Delivery Date
10.	Performance Status Report (PSR)	4.3.1	Weekly
11.	Contract Management Status Report (CMSR)	4.3.2	Monthly
12.	Strategic Sourcing Report (SSR)	4.3.2	Monthly
13.	Invoicing Reports	2.3.2.5	Monthly
14.	Auditing Reports	2.3.2.4	Monthly
15.	Optimization Reports	2.3.2.6	Monthly
16.	Service Desk Reports	2.5	Weekly
17.	Servicing, Refurbishing, and Recycling Report	2.3.1.4	Monthly

	Processes	SOW Section	Delivery Date
18.	Portal Ordering Capability	2.4	30 Calendar days after award
19.	Electronic Data Transfer Capabilities	2.4.2	30 Calendar days after award
20.	Section 508 Compliance	7	30 Calendar days after award

6 GOVERNMENT FURNISHED RESOURCES

6.1 LABOR SUPPORT

The government will provide the workspace, equipment to include a DHS approved computer/software, and supplies necessary to perform on-site support unless specifically stated otherwise at the task order level. The contractor shall use government furnished information, data, and documents for the performance of work under this IDIQ contract that shall be returned at the end of the task order period of performance. The contractor shall not release government furnished information, data, and documents to outside parties without the prior and explicit consent of the Contracting Officer.

6.2 APPLICABLE GOVERNMENT FURNISHED EQUIPMENT (GFE)

At the order level the contractor shall be responsible for the support of the existing cellular wireless devices, considered GFE.

6.3 CONTRACTOR FURNISHED PROPERTY

The contractor shall furnish all facilities, materials, equipment, and services necessary to fulfill the requirements of this IDIQ contract except for the Government Furnished Resources specified under SOW section 5.1 and 5.2.

7 APPLICABLE DOCUMENTS

- Federal Information Security Modernization Act of 2014
    - https://csrc.nist.gov/Topics/Laws-and-Regulations/laws/FISMA
- Computer Security Act of 1987 (40 U.S.C. 1441 et seq.)
- https://www.congress.gov/bill/100th-congress/house-bill/145
- NIST FIPS 201 —Personal Identity Verification (PIV) of Federal Employees and Contractors
    - https://csrc.nist.gov/publications/detail/fips/201/2/final
- NIST SP 800-63 —Electronic Authentication Guideline
    - https://www.nist.gov/itl/tig/projects/special-publication-800-63
- Title 49, Code of Federal Regulations, Part 1520, as amended, "Policies and Procedures of Safeguarding and Control of SSI," as amended
    - https://www.ecfr.gov/cgi-bin/text-idx?tpl=/ecfrbrowse/Title49/49cfr1520_main_02.tpl
- Title 6, Code of Federal Regulations, Part 29 as amended
    - https://www.ecfr.gov/cgi-bin/text-idx?SID=0eed70ebf0ce6caa25bb81436bdfa7a4&mc=true&node=pt6.1.29&rgn=div5
- HSPD-12 —Policies for a Common Identification Standard for Federal Employees and Contractors
    - https://www.dhs.gov/homeland-security-presidential-directive-12#1
- Section 552a of title 5, United States Code (the Privacy Act)
    - https://www.justice.gov/opcl/privacy-act-1974
- The Federal Acquisitions Regulations (FAR)
    - https://www.acquisition.gov
- Homeland Security Acquisition Regulation (HSAR)
    - https://www.dhs.gov/publication/hsar
- Section 508 of the Rehabilitation Act
    - https://www.section508.gov/

8 IDIQ CONTRACT CONDITIONS AND OTHER REQUIREMENTS

8.1 SERVICE LEVELS

8.1.1 LOGISTICS ORDER PROCESSING TURNAROUND TIME

The contractor's Logistics Order Processing Turnaround Time SLA measures the time taken from receipt of an approved order in the management portal to when the order is placed with the carrier.

Logistics Order Processing Turnaround Time SLA	
Measurement Interval	Compiled weekly and reported monthly
Measurement Period	In effect on a continuous basis throughout the IDIQ Period Of Performance (PoP) and begins at 00:01 on first day of the month and ends at 24:00 on the last day of the month
Measurement Source and Surveillance Method	Contractor Management Portal order tracking reports
Measurement Timing	Continuous basis post transition during Service Desk regular hours
Exceptions	Accessories, Licenses, non-cellular devices, and non-standard orders and providers
Calculation	Average time between when an order is fully approved until it is placed with the cellular carrier
Target Criteria	<= 4 Business hours
Minimal Acceptability	<= 8 Business hours
Disincentive	<= 4 Business hours = No Reduction > 4 and <= 8 Business hours = 1% Reduction in Core fee for current billing cycle > 8 Business hours = 3% Reduction in Core fee for current billing cycle Failure to meet the target criteria for 2 or more consecutive months shall increase the credit disincentive by 1% for each additional month that the SAL is not met

8.1.2 LOGISTICS SHIPPING TURNAROUND TIME

The contractor's Logistics Shipping Turnaround Time SLA measures the time taken from receipt of a complete order from the carrier to include all accessories to when the order is shipped from the contractor.

Logistics Shipping Turnaround Time SLA	
Measurement Interval	[redacted]ompiled weekly and reported monthly
Measurement Period	In effect on a continuous basis throughout the IDIQ POP and begins at 00:01 on first day of the month and ends at 24:00 on the last day of the month
Measurement Source and Surveillance Method	Contractor Management Portal order tracking reports
Measurement Timing	Business day is defined as the day a device is received, provided it arrives before 4:00pm to account for the actual window of time devices are handled and shipped
Exceptions	Accessories, Licenses, non-cellular devices, bulk orders, and orders pending accessories
Calculation	Average time from when an order is received from the carrier until it is shipped to the customer
Target Criteria	<= 2 Business days

Minimal Acceptability	<= 3 Business days
Disincentive	<= 2 Business days = No Reduction > 2 Business days and <= 3 Business days = 1% Reduction in Core fee for current billing cycle > 3 Business days = 3% Reduction in Core fee for current billing cycle Failure to meet the target criteria for 2 or more consecutive months shall increase the credit disincentive by 1% for each additional month that the SAL is not met

8.1.3 SERVICE DESK CALL RESPONSE TIME

The contractor's Service Desk Call Response Time SLA measures the time taken from receipt of call to when the Service Desk technician answers the call.

Service Desk Call Response Time	
Measurement Interval	Compiled weekly and reported monthly
Measurement Period	In effect on a continuous basis throughout the IDIQ POP and begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month
Measurement Source and Surveillance Method	Automated Call Distribution (ACD) management system reports
Measurement Timing	Continuous basis post transition during Service Desk regular hours
Exceptions	On a per case basis dependent on DHS approval
Calculation	Average Speed of Answer (ASA) Sum of all call waiting minutes divided by number of calls
Target Criteria	ASA <= 45 Seconds
Minimal Acceptability	ASA <= 60 Seconds
Disincentive	ASA <= 45 Seconds = No Reduction ASA > 45 and <= 60 Seconds = 1% Reduction in Core fee for current billing cycle ASA > 60 = 3% Reduction in Core fee for current billing cycle Failure to meet the target criteria for 2 or more consecutive months shall increase the credit disincentive by 1% for each additional month that the SAL is not met

8.1.4 SERVICE DESK CALL ABANDONMENT RATE

The contractor's Service Desk Call Abandonment Rate SLA measures the number of abandoned calls as well as the average time to abandon the call.

Service Desk Call Abandonment Rate	
Measurement Interval	Compiled weekly and reported monthly
Measurement Period	In effect on a continuous basis throughout the IDIQ POP and begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month
Measurement Source and Surveillance Method	Automated Call Distribution (ACD) management system reports
Measurement Timing	Continuous basis post transition during Service Desk regular hours

Exceptions	On a per case basis dependent on DHS approval
Calculation	Total number of calls abandoned divided by the total number of calls
Target Criteria	<= 3%
Minimal Acceptability	<= 5%
Disincentive	<= 3% = No Reduction > 3% and <= 5% = 1% Reduction in Core fee for current billing cycle > 5% = 3% Reduction in Core fee for current billing cycle Failure to meet the target criteria for 2 or more consecutive months shall increase the credit disincentive by 1% for each additional month that the SAL is not met

8.1.5 MANAGEMENT PORTAL AVAILABILITY

The contractor's Management Portal shall be available 24x7x365 per year. Specific requirements for downtime due to maintenance shall be negotiated and approved by the government prior to implementation. The portal shall have a backup and redundancy capability and service.

Management Portal Availability SLA	
Measurement Interval	Compiled weekly and reported monthly
Measurement Period	In effect on a continuous basis throughout the IDIQ POP and begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month
Measurement Source and Surveillance Method	DHS Ticket Reporting systems, Authorized web portal monitoring tool, and DHS Network and Application Monitoring
Measurement Timing	Continuous basis post transition
Exceptions	On a per case basis dependent on DHS approval
Calculation	Availability: Total hours available during the measurement period divided by the total hours of expected availability for the measurement period. Restoration: Hours from identified down time to time of restoration of service for full access and functionality Scheduled down time, schedule maintenance time, authorized changes, or DHS specific network outages shall not be used in this calculation.
Target Criteria	Web Portal access and services available 99.99%
Minimal Acceptability	Web Portal access and services available 95.99%
Disincentive	>= 99.99% = No Reduction < 99.9% and >= 95.99% = 1% Reduction in Core fee for current billing cycle <95.99 = 3% <Reduction in Core fee for current billing cycle Failure to meet the target criteria for 2 or more consecutive months shall increase the credit disincentive by 1% for each additional month that the SLA is not met

8.2 ORDERING PERIOD

The IDIQ contract will have a 12-month base ordering period, followed by nine (9) 12-month optional ordering periods. The anticipated period of performance dates are as follows:

Base Period:	06/25/2026 – 06/24/2027
Option Period One:	06/25/2027 – 06/24/2028
Option Period Two:	06/25/2028 – 06/24/2029
Option Period Three:	06/25/2029 – 06/24/2030
Option Period Four:	06/25/2030 – 06/24/2031
Option Period Five:	06/25/2031 – 06/24/2032
Option Period Six:	06/25/2032 – 06/24/2033
Option Period Seven:	06/25/2033 – 06/24/2034
Option Period Eight:	06/25/2034 – 06/24/2035
Option Period Nine:	06/25/2035 – 06/24/2036

Task orders may be issued at any time during the IDIQ contract's ordering period. The period of performance will be specified in the individual orders.

8.3 PLACE OF PERFORMANCE

All Core services will be performed at the contractor's facilities. Optional labor support shall either be onsite or offsite and will be specified at the Order level. The contractor shall recommend and provide sufficient staff to maintain all levels of performance and support.

The place of performance for Inbuilding wireless services shall include DHS facilities within the continental United States.

Contractors will be accessing unclassified information only at the Contractor's Facility:

WidePoint Integrated Solutions Corp (UEI: MKJGBYTR5MM4/ CAGE: 1V1K7)
11250 Waples Mill Road
South Tower, Suite 210Fairfax VA 22030

8.3.1 AS-NEEDED AND TRAVEL ONLY STAFF SUPPORT

The as-needed and travel only service is intended to provide occasional on-site support. The as-needed and travel only support will be based on pre-approved COR or CO authorization. The locations of the service will be determined at the Order level.

8.3.2 LOGISTICAL SUPPORT

The storage, inventory, distribution, and accountability of all cellular wireless devices from staging areas is authorized for supporting the shipping and receiving of equipment from contractor provided and staffed DHS approved locations. The logistic support locations may include the use of DHS facilities as forward staging areas to facilitate shipping and receiving of equipment. The location and facilities will be determined at the Order level.

8.4 HOURS OF OPERATION

The contractor's services support (staff and support structure), to include service desk and on-site support, for all authorized DHS staff requesting service related to CWMS. The core hours of support are Monday through Friday between the hours of 7:00 a.m. and 8:00 p.m. ET. Limited after-hours support shall be available from 8:00 p.m. to 7:00 a.m. ET. The overall hours of support may vary by Component order and will be specified at the Order level.

8.5 TYPE OF CONTRACT

The IDIQ contract will allow for Firm Fixed Price (FFP), Time and Materials (T&M), and Labor Hour (LH) type orders, and a hybrid mix of any of these order types.

8.6 INSPECTION AND ACCEPTANCE

Inspection and acceptance of products and services shall be performed by a duly authorized Government representative identified in the IDIQ contract in accordance with the Inspection and Acceptance clauses in the IDIQ contract and as further defined in the Order.

All deliverables will be inspected for content, completeness, accuracy, and conformance to the IDIQ contract requirements by the IDIQ contract level COR or as detailed in individual Component level Orders. Inspection may include validation of information or software using automated tools for the deliverables, as specified in the IDIQ and subsequent orders.

Performance management and accountability through service level management and metrics analysis is an integral part of this IDIQ contract. In addition to any applicable inspection clauses or other related terms and conditions contained in the IDIQ contract, performance and service level management shall serve as a primary tool for inspection and acceptance of services as facilitated by the Contracting Officer's Representative (COR), or Component Program Office (PO).

- FAR Clause Inspection Reference:
    - FAR 52.246-6 Inspection Time-and-Material and Labor-Hour (May 2001)

8.7 TRAVEL

The Contractor may be required to travel to support the order requirements. All travel required by the Government, when the travel destination is beyond a 50 miles radius of the Contractor's primary work location (either the assigned DHS onsite facility or the Contractor's corporate office) will be reimbursed to the Contractor in accordance with the Federal Travel Regulations and FAR 31.205-46. The contractor shall be responsible for obtaining advance COR approval (electronic mail is acceptable) for all reimbursable travel in advance of each travel event. The travel requirement will be either in the contiguous United States (CONUS) or outside the contiguous United States (OCONUS).

8.8 CONTRACTOR PERSONNEL

8.8.1 SECURITY

Contractor access to unclassified up to Top Secret (TS)/ Sensitive Compartmented Information (SCI) information will be required under this SOW. Contractor employees shall safeguard this information against unauthorized disclosure or dissemination.

8.8.1.1 INSTRUCTIONS REGARDING SECURITY REQUIREMENTS FOR CONTRACT/ORDERS

This IDIQ contract supports orders from Unclassified to TS /SCI access control during the overall period of performance for the IDIQ contract. The maximum-security level for this IDIQ contract is Top Secret/SCI. Contract Security Classification Specification, DD Form 254 will be incorporated at the IDIQ level via a future modification. Components will also need to incorporate a Form DD254 at time of task order award for security requirements and classification guidance, as applicable.

The Contract awardee must possess a final Top-Secret Facility Clearance at the time of proposal submission.

Note: Interim TS is not accepted by DHS for access to Top Secret information.

8.8.2 OBSERVANCE OF LEGAL HOLIDAYS AND EXCUSED ABSENCE

The Government hereby provides notification that Government personnel observe the following listed days as Federal holidays:

- New Year's Day
- Martin Luther King's Birthday
- Washington's Birthday
- Memorial Day
- Juneteenth Day
- Independence Day
- Labor Day

- Columbus Day
- Veteran's Day
- Thanksgiving Day
- Christmas Day

In addition to the days designated as Federal holidays, the Government observes the following days:

- Any day designated by Federal Statute
- Any day designated by Executive Order
- Any day designated by the President's Proclamation

It is understood and agreed between the Government and the Contractor that observance of such days by Government personnel shall not otherwise be a reason for an additional period of performance, or entitlement of compensation except as set forth within the contract. In the event the Contractor's personnel work during the holiday, they may be reimbursed by the Contractor, however, no form of holiday or other premium compensation will be reimbursed either as a direct or indirect cost, other than their normal compensation for the time worked. This provision does not preclude reimbursement for authorized overtime work if applicable to this contract.

When governmental entities grant excused absence to its employees, assigned Contractor personnel may also be dismissed. The Contractor agrees to continue to provide sufficient personnel to perform critical tasks already in operation or scheduled, and shall be guided by the instructions issued by the COR.

If Government personnel are furloughed, the Contractor shall contact the CO or the COR to receive direction. It is the Government's decision as to whether the IDIQ contract price/cost will be affected. Generally, the following situations apply:

- Contractor personnel that are able to continue performance (either on-site or at a site other than their normal workstation) shall continue to work and the order price shall not be reduced or increased.
- Contractor personnel that are not able to continue performance (e.g., support functions) may be asked to cease their work effort.

In those situations that furloughed Government personnel are reimbursed, the Contractor may not invoice for their employees working during the Government furlough until such time as the special legislation affecting Government personnel is signed into law by the President of the United States.

8.9 CONTINUITY OF SUPPORT

The Contractor shall ensure that the contractually required level of support for this requirement is maintained at all times. The Contractor shall ensure that all contract support personnel are present for all hours of the workday. If for any reason the Contractor staffing levels are not maintained due to vacation, leave, appointments, etc., and replacement personnel will not be provided, the Contractor shall provide e-mail notification to the COR prior to employee absence. Otherwise, the Contractor shall provide a fully qualified replacement.

8.10 QUALIFIED PERSONNEL

The Contractor shall provide qualified personnel to perform all of the requirements specified in this SOW.

8.10.1 KEY PERSONNEL

Before replacing any individual designated as Key by the Government, the Contractor shall notify the Contracting Officer no less than fifteen (15) business days in advance, submit written justification for the replacement, and provide the name and qualifications of any proposed substitute(s). All proposed substitutes shall possess qualifications equal to or superior to those of the Key person being replaced. The Contractor shall not replace Key Contractor personnel without acknowledgment from the Contracting Officer.

The position of **Program Manager** is identified as Key Personnel for this requirement at the IDIQ contract level. All Order level Key Personnel will be identified by the ordering activity.

8.10.2 PROGRAM MANAGER

The Contractor shall provide a Program Manager (PM) who shall be responsible for all Contractor work performed under this SOW. The PM shall be a single point of contact for the Contracting Officer and the COR. The name of the PM, and the name(s) of any alternate(s) who shall act for the Contractor in the absence of the PM, shall be confirmed at the time of award based on the proposal submitted. The PM is further designated as Key by the Government. During any absence of the PM, only one alternate shall have full authority to act for the Contractor on all matters relating to work performed under this IDIQ contract. The PM and all designated alternates shall be able to read, write, speak, and understand English. Additionally, the contractor shall not replace the PM without prior acknowledgement from the Contracting Officer.

The PM shall be available to the COR via telephone and/or email. The PM shall respond to a request for discussion or resolution of all performance, service, delivery, and technical inquiries or problems within 2 hours of notification.

The PM plans, organizes, directs, and controls the project/program to ensure all contractual obligations are fulfilled, quality standards are met, and associated expectations of performance are achieved. Key responsibilities include managing multiple concurrent project tasks, providing expert direction and guidance to subordinates, developing schedules, formulating work plans, and managing and controlling project funds and resources.

- Desired Experience: 14 Years of total experience with 10 years in management
- Desired Education: MS/MBA

Minimum Requirements: BS/BA and 10 Years of total experience with 6 years in management

8.10.3 EMPLOYEE IDENTIFICATION

Contractor employees visiting Government facilities shall wear an identification badge that, at a minimum, displays the Contractor name, the employee's photo, name, clearance-level, and badge expiration date. Visiting Contractor employees shall comply with all Government escort rules and requirements. All Contractor employees shall identify themselves as Contractors when their status is not readily apparent and display all identification and visitor badges in plain view above the waist at all times.

Contractor employees working on-site at Government facilities shall wear a Government issued identification badge. All Contractor employees shall identify themselves as Contractors when their status is not readily apparent (in meetings, when answering Government telephones, in e-mail messages, etc.) and display the Government issued badge in plain view above the waist at all times.

8.10.4 EMPLOYEE CONDUCT

Contractor's employees shall comply with all applicable Government regulations, policies and procedures (e.g., fire, safety, sanitation, environmental protection, security, "off limits" areas, wearing of parts of DHS uniforms, and possession of weapons) when visiting or working at Government facilities. The Contractor shall ensure Contractor employees present a professional appearance at all times and that their conduct shall not reflect discredit on the United States or the Department of Homeland Security. The Program Manager shall ensure Contractor employees understand and abide by Department of Homeland Security established rules, regulations and policies concerning safety and security

8.10.5 REMOVING EMPLOYEES FOR MISCONDUCT OR SECURITY REASONS

The Government may, at its sole discretion (via the Contracting Officer), direct the contractor to remove any contractor employee from DHS facilities for misconduct or security reasons. Removal does not relieve the Contractor of the responsibility to continue providing the services required under the IDIQ contract or Component task order. The Contracting Officer will provide the Contractor with a written explanation to support any request to remove an employee.

8.10.6 DISCLOSURE OF "OFFICIAL USE ONLY" INFORMATION SAFEGUARDS

Any Government information made available or to which access is provided, and which is marked or should be marked "Official Use Only", shall be used only for the purpose of carrying out the provisions of this IDIQ contract and shall not be divulged or made known in any manner to any person except as may be necessary in the performance of the IDIQ contract. Disclosure to anyone other than an officer or employees of the Contractor or Subcontractor at any tier shall require prior written approval of the Contracting Officer. Requests to make such disclosure should be addressed to the Contracting Officer.

Each officer or employee of the Contractor or Subcontractor at any tier to whom "Official Use Only" information may be made available or disclosed shall be notified in writing by the Contractor that "Official Use Only" information disclosed to such officer or employee can be used only for a purpose and to the extent authorized herein, and that further disclosure of any such "Official Use Only" information, by any means, for a purpose or to an extent unauthorized herein, may subject the offender to criminal sanctions imposed by 18 U.S.C. Sections 641 and 3571. Section 641 of 18 U.S.C. provides, in pertinent part, that whoever knowingly converts to his use or the use of another, or without authority sells, conveys, or disposes of any record of the United States or whoever receives the same with the intent to convert it to his use or gain, knowing it to have been converted, shall be guilty of a crime punishable by a fine or imprisoned up to ten years or both.

8.10.7 TRAINING

The Government will not allow for costs, nor reimburse costs associated with the Contractor training employees in an effort to attain and/or maintain minimum personnel qualification requirements of this SOW.

8.11 INTEROPERABILITY AND FUNCTIONALITY SERVICES

The Contractor shall assist in the resolution of interoperability problems and testing new functionality prior to deploying new Wireless Devices, to include testing for Section 508 compliance in coordination with the DHS Office of Accessible Systems & Technology (OAST).

All wireless devices/equipment/models/configurations being provided to DHS under this contract shall first be reviewed and approved by DHS prior to deployment. Documentation on their interoperability, requirements compliance, and compliance with Section 508 requirements must be provided by the Contractor thirty (30) calendar days before a new model of device is deployed. Section 508 compliance must be established for the contractor's initial device offerings by the service acceptance date.

8.12 DATA SECURITY AND SAFEGUARDS

Any cellular telecommunications services and devices provided through this contract shall comply with DHS 4300A requirements. In the absence of DHS 4300A requirements, the contractor shall utilize NIST SP 800-53 or equivalent industry practices and standards.

- Minimum security for these devices will follow DHS 4300A Attachment I – Sensitive Mobile Devices.
- The Contractor shall provide or engage authorized device and services IDIQ contract awardees to provide security features and procedures to prevent electronic serial number cloning and fraudulent use of cloned equipment and service. As new security enhancements for cellular services are developed, DHS shall be offered the option of incorporating those enhancements into the order. As policies change or are finalized, the Contractor shall be requested to respond to the ability to meet policy requirements in a timely fashion to the Government.
- Due to the unique nature of DHS's missions, certain commonly available features on wireless devices may need to be disabled/locked down/ or removed prior to deployment (Videocast, Bluetooth, Wi-Fi, Infrared, Games, instant messaging, and/or Vcast). The Contractor shall recommend methodologies, such as mobile device management (MDM) software to achieve this task. The Government retains the right to approve any solution provided under this IDIQ contract.
- The portal, devices, service, and operations shall comply with the DHS Security Policy for Wireless devices/services (this information can be found in DHS MD 4300, link provided in section III subsection 5.1).
- Handheld policy controls shall be available to maintain security protocols (password policies, encryption key updates, etc.).

- Power on password protection with enforcement, to include password length, complexity, frequency of change, history, and disabling of user overrides.
    - No inbound firewall ports shall be opened.
    - Mobile Device Management Server administration is restricted to authorized contract staff and government selected authorized personnel only. The does not include user account administration, password resets, or other traditional service desk functions.

8.13 COMPLIANCE WITH DHS SECURITY POLICY

All hardware, software, and services provided under this IDIQ contract and any subsequent task orders must be compliant with DHS 4300A DHS Sensitive System Policy and the DHS 4300A Sensitive Systems Handbook.

8.14 ENCRYPTION COMPLIANCE

The following methods are acceptable for encrypting sensitive information:

- FIPS 197 (Advanced Encryption Standard (AES)) 256 algorithm and cryptographic modules that have been validated under FIPS 140-2.
- National Security Agency (NSA) Type 2 or Type 1 encryption.
- Public Key Infrastructure (PKI) (see paragraph 5.5.2.1 of the Department of Homeland Security (DHS) IT Security Program Handbook (DHS Management Directive (MD) 4300A) for Sensitive Systems).

8.15 ACCESS TO UNCLASSIFIED FACILITIES, INFORMATION TECHNOLOGY RESOURCES, AND SENSITIVE INFORMATION REQUIREMENT

The assurance of the security of unclassified facilities, Information Technology (IT) resources, and sensitive information during the acquisition process and contract performance are essential to the DHS mission. DHS Management Directive (MD) 11042.1 Safeguarding Sensitive But Unclassified (For Official Use Only) Information, describes how contractors must handle sensitive but unclassified information. DHS 4300A Information Technology Systems Security and the DHS 4300B DHS Sensitive Systems Handbook prescribe policies and procedures on security for IT resources. Contractors shall comply with these policies and procedures, any replacement publications, or any other current or future DHS policies and procedures covering contractors specifically for all Service Orders that require access to DHS facilities, IT resources or sensitive information. Contractors shall not use or redistribute any DHS information processed, stored, or transmitted by the contractor, except as specified in the service order.

8.16 INTERCONNECTION SECURITY AGREEMENTS

Interconnections between DHS and non-DHS IT systems shall be established only through controlled interfaces and via approved service providers. The controlled interfaces shall be accredited at the highest security level of information on the network. Connections with other Federal agencies shall be documented based on interagency agreements, memoranda of understanding, service level agreements or interconnect service agreements.

8.17 REQUIRED PROTECTIONS FOR DHS SYSTEMS HOSTED IN NON-DHS DATA CENTERS

Contractors are fully responsible and accountable for ensuring compliance with all Federal Information Security Management Act (FISMA), National Institute of Standards and Technology (NIST) Federal Information Processing Standard (FIPS), Federal Risk and Authorization Management Program (FedRAMP) and related DHS security control requirements (to include configuration guides, hardening guidance, DHS Security Policy, Procedures, and Architectural guidance). The contractor security procedures shall be the same or greater than those that are provided by DHS Enterprise Data Center(s).

8.17.1 SECURITY AUTHORIZATION

A Security Authorization of any infrastructure directly in support of the DHS information system shall be performed as a general support system (GSS) prior to DHS occupancy to characterize the network, identify threats, identify vulnerabilities, analyze existing

and planned security controls, determine likelihood of threat, analyze impact, determine risk, recommend controls, perform remediation on identified deficiencies, and document the results. The Security Authorization shall be performed in accordance with the DHS Security Policy and the controls provided by the hosting provider shall be equal to or stronger than the FIPS 199 (https://csrc.nist.gov/csrc/media/publications/fips/199/final/documents/fips-pub-199-final.pdf) security categorization of the DHS information system.

On a periodic basis, the DHS, and its Components, including the DHS Office of the Inspector General, may choose to evaluate any or all of the security controls implemented by the contractor under these standards and policies. Evaluation could include but is not limited to vulnerability scanning. The DHS and its Components reserve the right to conduct audits at their discretion. With ten (10) working days' notice, at the request of the Government, the contractor shall fully cooperate in and facilitate a Government-sponsored security control assessment at each location wherein DHS information is processed or stored, or information systems are developed, operated, maintained, or used on behalf of DHS, including those initiated by the Office of the Inspector General. The government may conduct a security control assessment on shorter notice (to include unannounced assessments) determined by DHS in the event of a security incident.

8.18 ENTERPRISE SECURITY ARCHITECTURE

The contractor shall utilize and adhere to the DHS Enterprise Security Architecture. Areas of consideration shall include any or all of the following:

- Use of multi-tier design (separating web, application, and data base) with policy enforcement between tiers
- Compliance with DHS Identity Credential Access Management (ICAM)
- Security reporting to DHS central control points (i.e., the DHS Security Operations Center (SOC)) and integration into DHS Security Incident Response
- Integration into DHS Change Management (for example, the Infrastructure Change Control Board (ICCB) process)

8.19 CONTINUOUS MONITORING

The contractor shall participate in DHS' Continuous Monitoring Strategy and methods or shall provide a Continuous Monitoring capability that the DHS determines acceptable. The DHS Chief Information Security Officer (CISO) issues annual updates to its Continuous Monitoring requirements via the Annual Information Security Performance Plan. At a minimum, the contractor shall implement the following processes:

8.20 SPECIFIC PROTECTIONS

Specific protections that shall be provided by the contractor include, but are not limited to the following:

8.20.1 SECURITY OPERATIONS

The Contractor shall support regular reviews with the DHS Information Security Office to coordinate and synchronize the security posture of the contractor hosting facility with that of the DHS Data Centers. The contractor staff shall also analyze the information generated by the devices for security events, respond to real-time events, correlate security device events, and perform continuous monitoring. It is recommended that the contractor staff shall also support and contribute to the DHS service request and trouble ticketing systems in which incidents and outages are recorded. In the event of an incident, the contractor shall adhere to the incident response plan.

8.20.2 COMPUTER INCIDENT RESPONSE SERVICES

The Contractor shall provide Computer Incident Response Team (CIRT) services. The contractor shall adhere to the standard Incident Reporting process as determined by the Component and is defined by a DHS-specific incident response plan that adheres to DHS policy and procedure for reporting incidents. The contractor shall conduct Incident Response Exercises to ensure all personnel are

familiar with the plan. The contractor shall notify the DHS SOC of any incident in accordance with the Incident Response Plan and work with DHS throughout the incident duration.

8.20.3 INTRUSION DETECTION SYSTEMS AND MONITORING

The Contractor shall provide the design, configuration, implementation, and maintenance of the sensors and hardware that are required to support the Network Intrusion Detection System (NIDS) solution. The contractor is responsible for creating and maintaining the NIDS rule sets. The NIDS solution should provide real-time alerts. These alerts and other relevant information shall be located in a central repository. The NIDS shall operate 24x7x365. A summary of alerts shall be reported to the DHS COR in weekly status reports. If an abnormality or anomaly is identified, the contractor shall notify the appropriate DHS point of contact in accordance with the incident response plan.

8.20.4 PHYSICAL AND INFORMATION SECURITY AND MONITORING

The Contractor shall provide a facility using appropriate protective measures to provide for physical security. The facility will be located within the United States and its territories. The contractor shall maintain a process to control physical access to assets. DHS IT Assets shall be monitored 24x7x365. A summary of unauthorized access attempts shall be reported to the appropriate DHS security office.

8.20.5 VULNERABILITY ASSESSMENTS

The Contractor shall provide all information from any managed device to DHS, as requested, and shall assist, as needed, to perform periodic vulnerability assessments of the network, operating systems, and applications to identify vulnerabilities and propose mitigations. Vulnerability assessments shall be included as part of compliance with the continuous monitoring of the system.

8.20.6 ANTI-MALWARE (E.G., VIRUS, SPAM)

The Contractor shall design, implement, monitor and manage to provide comprehensive anti-malware service. The contractor shall provide all maintenance for the system providing the anti-malware capabilities to include configuration, definition updates, and comply with DHS' configuration management / release management requirements when changes are required. A summary of alerts shall be reported to the DHS COR in weekly status reports. If an abnormality or anomaly is identified, the contractor shall notify the appropriate DHS point of contact in accordance with the incident response plan.

8.20.7 PATCH MANAGEMENT

The Contractor shall provide patch management services for cellular wireless devices. The contractor shall push patches that are required by vendors and the DHS system owner. This is to ensure that the infrastructure and applications that directly support the DHS information system are current in their release and that all security patches are applied. The contractor shall be informed by DHS which patches that are required by DHS through the Information Security Vulnerability Management bulletins and advisories. Core applications, the ones DHS utilizes to fulfill their mission, shall be tested by DHS. However, the contractor shall be responsible for deploying patches as directed by DHS. It is recommended that all other applications (host-based intrusion detection system (HIDS), network intrusion detection system (NIDS), Anti-malware, and Firewall) shall be tested by the contractor prior to deployment in a test environment.

8.20.8 LOG RETENTION

Log files for all infrastructure devices, physical access, and anti-malware shall be retained online for a period of 180 days and offline for no less than three (3) years.

8.21 PERSONAL IDENTIFICATION VERIFICATION (PIV) CREDENTIAL COMPLIANCE

Authorities:

- HSPD-12 —Policies for a Common Identification Standard for Federal Employees and Contractors
- OMB M-11-11 Continued Implementation of Homeland Security Presidential Directive (HSPD) 12– Policy for a Common Identification Standard for Federal Employees and Contractors
- OMB M-06-16 —Acquisition of Products and Services for Implementation of HSPD-12
- NIST FIPS 201 —Personal Identity Verification (PIV) of Federal Employees and Contractors
- NIST SP 800-63 —Electronic Authentication Guideline
- OMB M-10-15 —FY 2010 Reporting Instructions for the Federal Information Security Management Act and Agency Privacy Management

Procurements for products, systems, services, hardware, or software involving controlled facility or information systems shall be PIV-enabled by accepting HSPD-12 PIV credentials as a method of identity verification and authentication.

Procurements for software products or software developments shall be compliant by PIV by accepting PIV credentials as the common means of authentication for access for federal employees and contractors.

PIV-enabled information systems must demonstrate that they can correctly work with PIV credentials by responding to the cryptographic challenge in the authentication protocol before granting access.

If a system is identified to be non-compliant with HSPD-12 for PIV credential enablement, a remediation plan for achieving HSPD-12 compliance shall be required for review, evaluation, and approval by the CISO.

8.22 DHS GOVERNANCE

To comply with DHS Governance policies and procedures, the contractor shall:

- Support and comply with all DHS governance processes and procedures. Governance is continuous and shall be applied to all operation activities.
- Comply with governance processes and procedures that include the DHS System Engineer Life Cycle, Integrated Change Control Board (ICCB), Software Exception Requirements (SER), Hardware Exception Requirements (HER), and Technical Resource Manual (TRM) compliance and any Component specific project management, change management, or configuration management procedures. Component level compliance information and related meeting requirements will be presented at the Order level.
- Ensure the introduction of all technologies and service shall be subject to DHS Governance processes and procedures.

8.23 INTELLECTUAL PROPERTY RECORDS AND DATA RIGHTS

Records and data shall be documented in deliverable reports (electronically). Any databases/codes that reside on DHS equipment shall be delivered electronically and will become the sole property of the United States Government.

The Contractor shall maintain, transmit, retain in strictest confidence, and prevent the unauthorized duplication, use, and disclosure of personnel information. The Contractor agrees to assume responsibility for protecting the confidentiality of Government records, which are not public information. Each Contractor or employee of the Contractor to whom information may be made available or disclosed shall be notified in writing by the Contractor that such information may be disclosed only for a purpose and to the extent authorized by this SOW.

Performance of this effort may require the Contractor to access and use Government contractor proprietary data and information whose dissemination or use, other than for the intended performance of this effort, would be averse to the interests of the DHS.

Contractor personnel shall not divulge, or release data or information developed or obtained in performance of this effort, until made public by the DHS, except to authorize government personnel or upon written approval from DHS COR. The Contractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as required in the performance of this effort.

8.23.1 PROTECTION OF INFORMATION

Contractor access to proprietary information is required under this IDIQ contract. Contractor employees shall safeguard this information against unauthorized disclosure or dissemination in accordance with DHS MD 11042.1, Safeguarding Sensitive But Unclassified (For Official Use Only) Information. The Contractor shall ensure that all Contractor personnel having access to business or procurement sensitive information sign a non-disclosure agreement (DHS Form 11000-6). The Contractor shall in the act of transferring and or purging data be in compliance with NIST Special Publication 800-88 (Guidelines for Media Sanitization).

8.24 SECTION 508 REQUIREMENTS

Section 508 of the Rehabilitation Act (classified to 29 U.S.C. § 794d) requires that when Federal agencies develop, procure, maintain, or use information and communications technology (ICT), it shall be accessible to people with disabilities. Federal employees and members of the public with disabilities must be afforded access to and use of information and data comparable to that of Federal employees and members of the public without disabilities.

All products, platforms and services delivered as part of this work statement that, by definition, are deemed ICT shall conform to the revised regulatory implementation of Section 508 Standards, which are located at 36 C.F.R. § 1194.1 & Appendixes A, C & D, and available at https://www.ecfr.gov/cgi-bin/text-idx?SID=e1c6735e25593339a9db63534259d8ec&mc=true&node=pt36.3.1194&rgn=div5. In the revised regulation, ICT replaced the term electronic and information technology (EIT) used in the original 508 standards. ICT includes IT and other equipment.

Exceptions for this work statement have been determined by DHS and only the exceptions described herein may be applied. Any request for additional exceptions shall be sent to the Contracting Officer and a determination will be made according to DHS Directive 139-05, Office of Accessible Systems and Technology, dated November 12, 2018, and DHS Instruction 139-05-001, Managing the Accessible Systems and Technology Program, dated November 20, 2018, or any successor publication.

8.24.1 SECTION 508 REQUIREMENTS FOR TECHNOLOGY PRODUCTS (INCLUDE IN THE SOW, PWS, OR SOO)

Section 508 applicability to Information and Communications Technology (ICT): Management Portal

- Applicable Exception: N/A Authorization #: N/A
- Applicable Functional Performance Criteria: All functional performance criteria in Chapter 3 apply to when using an alternative design or technology that results substantially equivalent or greater accessibility and usability by individuals with disabilities than would be provided by conformance to one or more of the requirements in Chapters 4 and 5 of the Revised 508 Standards, or when Chapters 4 or 5 do not address one or more functions of ICT.
- Applicable 508 requirements for electronic content features and components (including but not limited to Internet or Intranet website; Electronic documents; Electronic forms; Electronic reports; Electronic training materials): All requirements in E205 apply, including all WCAG 2.0 Level A and AA Success Criteria apply as specified in E205
- Applicable 508 requirements for software features and components: Does not apply
- Applicable 508 requirements for hardware features and components (including but not limited to Tablets; Mobile phones): All requirements in Chapter 4 apply
- Applicable 508 requirements for support services and documentation: All requirements in Chapter 6 apply

8.24.2 SECTION 508 REQUIREMENTS FOR TECHNOLOGY SERVICES (INCLUDE IN THE SOW, PWS, OR SOO)

- When developing or modifying ICT, the Contractor is required to validate ICT deliverables for conformance to the applicable Section 508 requirements. Validation shall occur on a frequency that ensures Section 508 requirements is evaluated within each iteration and release that contains user interface functionality.
- When modifying, installing, configuring or integrating commercially available or government-owned ICT, the Contractor shall not reduce the original ICT Item's level of Section 508 conformance.

- When developing or modifying web based and electronic content components, except for electronic documents and non-fillable forms provided in a Microsoft Office or Adobe PDF format, the Contractor shall demonstrate conformance to the applicable Section 508 standards (including WCAG 2.0 Level A and AA Success Criteria) by conducting testing using the DHS Trusted Tester for Web Methodology Version 5.0 or successor versions, and shall ensure testing is conducted by individuals who are certified by DHS on version 5.0 or successor versions (e.g. "DHS Certified Trusted Testers"). The Contractor shall provide the Trusted Tester Certification IDs to DHS upon request. Information on the DHS Trusted Tester for Web Methodology Version 5.0, related test tools, test reporting, training, and tester certification requirements is published at https://www.dhs.gov/trusted-tester.

- When developing or modifying ICT deliverables that contain the ability to automatically generate electronic documents and forms in Microsoft Office and Adobe formats, or when the capability is provided to enable end users to design and author web based electronic content (i.e. surveys, dashboards, charts, data visualizations, etc.), the Contractor shall demonstrate the ability to ensure these outputs conform to the applicable Section 508 standards (including WCAG 2.0 Level A and AA Success Criteria). The Contractor shall demonstrate conformance by conducting testing and reporting test results based on representative sample outputs. For outputs produced as Microsoft Office and Adobe PDF file formats, the Contractor shall use the test methods published under "Accessibility Tests for Documents", which are published at https://www.dhs.gov/compliance-test-processes. For outputs produced as web based electronic content, the Contractor shall use the DHS Trusted Tester for Web Methodology Version 5.0, or successor versions. This methodology is published at https://www.dhs.gov/trusted-tester

- Contractor personnel shall possess the knowledge, skills and abilities necessary to address the accessibility requirements in this work statement.

8.24.3 SECTION 508 DELIVERABLES (INCLUDE IN THE SOW, PWS, OR SOO)

- Section 508 Test Plans: When developing or modifying ICT pursuant to this contract, the Contractor shall provide a detailed Section 508 Conformance Test Plan. The Test Plan shall describe the scope of components that will be tested, an explanation of the test process that will be used, when testing will be conducted during the project development life cycle, who will conduct the testing, how test results will be reported, and any key assumptions.
- Section 508 Test Results: When developing or modifying ICT pursuant to this contract, the Contractor shall provide test results in accordance with the Section 508 Requirements for Technology Services provided in this solicitation.
- Section 508 Accessibility Conformance Reports: For each ICT item offered through this contract (including commercially available products, and solutions consisting of ICT that are developed or modified pursuant to this contract), the Offeror shall provide an Accessibility Conformance Report (ACR) to document conformance claims against the applicable Section 508 standards. The ACR shall be based on the Voluntary Product Accessibility Template Version 2.0 508 (or successor versions). The template can be found at https://www.itic.org/policy/accessibility/vpat. Each ACR shall be completed by following all of the instructions provided in the template, including an explanation of the validation method used as a basis for the conformance claims in the report.
- Other Section 508 Documentation: The following documentation shall be provided upon request for ICT items offered through this contract:
  - Documentation of features provided to help achieve accessibility and usability for people with disabilities.
  - Documentation on how to configure and install the ICT Item to support accessibility.
  - Documentation of core functions that cannot be accessed by persons with disabilities.
  - Documentation of remediation plans to address non-conformance to the Section 508 standards

8.25 IDIQ PRICE LIST

The IDIQ price list may be updated during the term of the IDIQ to add new relevant products or services within its scope, reflecting the rapidly evolving nature of the cellular wireless field, and to remove products and services that are no longer available. This will require a modification, subject to approval by the CO and COR.

8.26 POINTS OF CONTACT

Contracting Officer:

[redacted]

Contract Specialists:

[redacted]

[redacted]

Contracting Officer's Representative:

[redacted]

Contractor Key Personnel:

[redacted]